Exhibit 10.1

EXECUTION COPY

TRANSACTION AGREEMENT

BY AND AMONG

NEW YORK MERCANTILE EXCHANGE, INC.,

NYMEX HOLDINGS, INC.,

COMMODITY EXCHANGE, INC.

AND

THE GOVERNORS COMMITTEE OF

COMMODITY EXCHANGE, INC.

Dated as of SEPTEMBER 20, 2006

TABLE OF CONTENTS

		Page
Section 1.	Definitions	2

Section 2.	Closing	7

Section 3.	Effect of the Closing	7

Section 4.	Delivery of the Transaction Shares	9

Section 5.	Early Delivery Election	11

Section 6.	Representations and Warranties of NYMEX and NYMEX Holdings	12

Section 7.	Representations and Warranties of COMEX	15

Section 8.	Representations and Warranties of the Governors Committee	16

Section 9.	Additional Agreements	17

Section 10.	Conditions to Each Party’s Obligations	24

Section 11.	Termination of Agreement, Waiver	26

Section 12.	General Provisions	27

EXHIBITS

Exhibit A	CFTC Consents
Exhibit B	Form of NYMEX Holdings Charter Amendment (to be filed if the Closing occurs prior to an IPO)
Exhibit C	Form of NYMEX Holdings Charter Amendment (to be filed if the Closing occurs after an IPO)
Exhibit D	Recognition and Retention Plan for Members of Commodity Exchange, Inc.
Exhibit E	Form of Amended COMEX By-Laws

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TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of September, 2006 by and among New York Mercantile Exchange, Inc., a Delaware corporation (“NYMEX”), NYMEX Holdings, Inc., a Delaware corporation (“NYMEX Holdings”), Commodity Exchange, Inc., a corporation organized under the New York Not-For-Profit Law (“COMEX,” and, together with NYMEX and NYMEX Holdings, the “NYMEX Parties”), on the one hand, and the Governors Committee of COMEX (the “Governors Committee”), on the other hand. Capitalized terms used but not previously defined are defined in Section 1 of this Agreement.

W I T N E S S E T H

WHEREAS, NYMEX and COMEX entered into the Agreement and Plan of Merger, dated January 28, 1994, as amended by Amendment No. 1, dated March 25, 1994 (as amended, the “Merger Agreement”), relating to the acquisition of COMEX by NYMEX;

WHEREAS, the Merger Agreement and the COMEX By-Laws establish certain rights and protections for the COMEX Members (the “Existing Trading Rights”) that survived the effective date of the acquisition of COMEX by NYMEX;

WHEREAS, the NYMEX Parties, after extensive discussion and negotiations with the Governors Committee of COMEX (the “Governors Committee”), now desire to (i) terminate the Existing Trading Rights, (ii) terminate the Merger Agreement and (iii) amend the COMEX By-Laws to establish certain new rights and protections for the COMEX Members (the “New Trading Rights”);

WHEREAS, as of the Closing, subject to compliance with applicable securities laws and the other conditions contained herein, each COMEX Owner as of the close of business on the Business Day immediately prior to the Closing Date (each, a “Closing COMEX Owner”) will (i) receive the right to receive 8,400 shares of NYMEX Holdings Common Stock in respect of each COMEX Membership then-owned by such Closing COMEX Owner in consideration for the terminated rights and (ii) be deemed by virtue of the COMEX Owner Approval to have ratified this Agreement and the Transaction and shall be third-party beneficiaries with respect to certain provisions of this Agreement;

WHEREAS, the Governors Committee has evaluated the subject matter of this Agreement, actively negotiated the terms of this Agreement on behalf of the COMEX Members for their approval and reviewed this Agreement with and otherwise negotiated through, consulted with and was represented by experienced, independent legal counsel retained by the Governors Committee throughout such negotiations;

WHEREAS, the Governors Committee has deemed the Transaction advisable and in the best interests of the COMEX Members, on the terms and subject to the conditions set forth herein; and

WHEREAS, the respective Boards of Directors of the NYMEX Parties have each approved this Agreement and the Transaction and deemed the Transaction advisable and in their respective best interests, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Definitions.

(a) For purposes of this Agreement:

“ABC Agreement” means an agreement by which a member firm designates an individual to exercise voting rights and other membership privileges with respect to a COMEX Membership purchased by the member firm, but does not give the individual the power to dispose of the COMEX Membership.

“Actions” has the meaning assigned to it in Section 3(b).

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to it in the Preamble.

“Amended COMEX By-Laws” has the meaning assigned to it in Section 9(h).

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Cash Payment” has the meaning assigned to it in Section 9(n)(i).

“CFTC” means the Commodity Futures Trading Commission.

“Closing” has the meaning assigned to it in Section 2.

“Closing COMEX Owner” has the meaning assigned to it in the Recitals.

“Closing Date” has the meaning assigned to it in Section 2.

“Closing Date Delivery Election” means an election made pursuant to Section 5(a) to receive Early Delivery Shares on the Closing Date.

“COMEX” has the meaning assigned to it in the Preamble.

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“COMEX Licensee” means a licensee of a COMEX Membership.

“COMEX Material Adverse Effect” means any event or condition that would have a materially adverse impact on (i) the ability of COMEX to perform its obligations under this Agreement or (ii) the financial condition, assets, business or operations of COMEX, taken as a whole.

“COMEX Member” means a COMEX Owner or a COMEX Licensee.

“COMEX Member Presentation” has the meaning assigned to it in Section 9(g)(ii)(B)(1).

“COMEX Membership” means a membership in COMEX, not including COMEX Option Memberships.

“COMEX Owner” means a record owner of one or more COMEX Memberships and not including a COMEX Licensee or any Person in the category known as COMEX Option Memberships (unless such Person is also a record owner of one or more COMEX Memberships). For purposes of this Agreement, with respect to any COMEX Membership which is subject to an ABC Agreement, COMEX Owner means the actual record owner of such COMEX Membership.

“COMEX Owner Approval” has the meaning assigned to it in Section 9(e).

“COMEX Owners’ Meeting” has the meaning assigned to it in Section 9(e).

“COMEX Option Memberships” shall be the rights set forth in Sections 2.60 through 2.67 of the COMEX Rules.

“COMEX Proxy Statement” has the meaning assigned to it in Section 9(e).

“COMEX Transaction S-1” has the meaning assigned to it in Section 9(a).

“Delayed Delivery Shares” means, with regard to each COMEX Membership, 8,400 shares of NYMEX Holdings Common Stock, delivered in the manner set forth in Section 4 hereof to a COMEX Owner who has not made an Early Delivery Election pursuant to Section 5.

“Deliveries” has the meaning assigned to it in Section 4(c).

“DGCL” means the General Corporation Law of the State of Delaware.

“Early Delivery Election” means a Closing Date Delivery Election or a January Delivery Election.

“Early Delivery Form of Election” has the meaning assigned to it in Section 5(b)(i).

“Early Delivery Shares” has the meaning assigned to it in Section 5(a).

“Election Date” has the meaning assigned to it in Section 5(b)(i).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Trading Rights” has the meaning assigned to it in the Recitals.

“Final Delivery Date” has the meaning assigned to it in Section 4(f).

“Future Merger” has the meaning assigned to it in Section 4(g).

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal, including, without limitation, the CFTC and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Governors Committee” has the meaning assigned to it in the Preamble.

“Initial Delivery” has the meaning assigned to it in Section 4(a).

“IPO” means the sale in an underwritten initial public offering registered under the Securities Act of shares of common equity securities of NYMEX Holdings.

“IPO Registration” has the meaning assigned to it in Section 9(m)(ii).

“January Delivery Date” means the later of the Closing Date and January 2, 2007.

“January Delivery Election” means an election made pursuant to Section 5(a) to receive Early Delivery Shares on the January Delivery Date.

“Measurement Time” has the meaning assigned to it in Section 3(c).

“Merger Agreement” has the meaning assigned to it in the Recitals.

“Net IPO Proceeds” has the meaning assigned to it in Section 9(n)(i).

“New Trading Rights” has the meaning assigned to it in the Recitals.

“Non-Series A/B Common Stock” means common stock, par value $0.01 per share, of NYMEX Holdings, which is not designated Series A Common Stock or Series B Common Stock.

“NPCL” has the meaning assigned to it in Section 9(e).

“NYMEX” has the meaning assigned to it in the Preamble.

“NYMEX Board” has the meaning assigned to it in Section 9(c).

“NYMEX Holdings” has the meaning assigned to it in the Preamble.

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“NYMEX Holdings Charter” means the certificate of incorporation of NYMEX Holdings.

“NYMEX Holdings Charter Amendment” has the meaning assigned to it in Section 9(a).

“NYMEX Holdings Common Stock” means Series A Common Stock, Series B Common Stock and Non-Series A/B Common Stock.

“NYMEX Holdings LTIP” has the meaning assigned to it in Section 6(d)(iv).

“NYMEX Holdings Preferred Stock” has the meaning assigned to it in Section 6(d)(i).

“NYMEX Material Adverse Effect” means any event or condition that would have a materially adverse impact on (i) the ability of either NYMEX Holdings or NYMEX to perform its obligations under this Agreement or (ii) the financial condition, assets, business or operations of NYMEX Holdings and its Subsidiaries, taken as a whole.

“NYMEX Parties” has the meaning assigned to it in the Preamble.

“NYMEX Proxy Statement” has the meaning assigned to it in Section 6(c)(ii).

“NYMEX Stockholder Approval” has the meaning assigned to it in Section 9(c).

“NYMEX Stockholders” means the holders of shares of NYMEX Holdings Common Stock or NYMEX Holdings Preferred Stock.

“NYMEX Stockholders’ Meeting” has the meaning assigned to it in Section 9(c).

“Paying Agent” has the meaning assigned to it in Section 9(n)(ii).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or other entity.

“Pre-Closing NYMEX Holders” has the meaning assigned to it in Section 9(m)(i).

“Pre-IPO Dividends” has the meaning assigned to it in Section 9(k)(ii).

“Released Persons” has the meaning assigned to it in Section 3(b).

“Required Approvals” has the meaning assigned to it in Section 10(a)(ii).

“Resale Registration” has the meaning assigned to it in Section 9(m)(i).

“SEC” means the Securities and Exchange Commission.

“Second Delivery” has the meaning assigned to it in Section 4(b).

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“Section 360” has the meaning assigned to it in Section 9(f).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Common Stock” means Series A-1 Common Stock, Series A-2 Common Stock or Series A-3 Common Stock.

“Series A-1 Common Stock” means common stock, par value $0.01 per share, of NYMEX Holdings designated as Series A-1 Common Stock.

“Series A-2 Common Stock” means common stock, par value $0.01 per share, of NYMEX Holdings designated as Series A-2 Common Stock.

“Series A-3 Common Stock” means common stock, par value $0.01 per share, of NYMEX Holdings designated as Series A-3 Common Stock.

“Series B Common Stock” means Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock.

“Series B-1 Common Stock” means common stock, par value $0.01 per share, of NYMEX Holdings designated as Series B-1 Common Stock.

“Series B-2 Common Stock” means common stock, par value $0.01 per share, of NYMEX Holdings designated as Series B-2 Common Stock.

“Series B-3 Common Stock” means common stock, par value $0.01 per share, of NYMEX Holdings designated as Series B-3 Common Stock.

“Special COMEX Reserve” has the meaning assigned to it in Section 9(n)(ii).

“Subsidiary” means, with respect to any Person, any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by such Person or (ii) with respect to which such Person possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management.

“Third Delivery” has the meaning assigned to it in Section 4(c).

“Transaction” means, collectively, the transactions contemplated by this Agreement.

“Transaction Shares” has the meaning assigned to it in Section 3(c).

“Unpaid Dividends” has the meaning assigned to it in Section 9(k)(i).

(b) Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) when a reference is made in this Agreement to a Section or Exhibit, such reference is to a Section of, or an Exhibit to, this Agreement;

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(ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section;

(vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(vii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of the Agreement (including all of the Exhibits) or any amendments hereto or thereto; and

(viii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

Section 2. Closing.   The closing of the Transaction (the “Closing”) shall occur (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, on the Business Day on which the satisfaction or written waiver of all of the conditions set forth herein shall have occurred or (b) at such other place and time or on such other date as the parties hereto may agree in writing (the “Closing Date”).

Section 3. Effect of the Closing.

(a) Termination of Merger Agreement. The Merger Agreement shall terminate as of the Closing without any further action, and by virtue thereof, among other things, (i) the Merger Agreement shall be rendered null and void, (ii) no Person shall have any further rights or obligations under the Merger Agreement and (iii) NYMEX and its officers and directors will no longer have fiduciary duties with respect to the COMEX Members in their capacity as COMEX Members.

(b) Waiver and Release of Actions. Effective as of the Closing, each of the NYMEX Parties, on the one hand, and the Governors Committee, on its own behalf, and the COMEX Members as set forth in Section 3(d), on the other hand, hereby absolutely,

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unconditionally and irrevocably waives, releases and forever discharges each other party, and such other party’s Subsidiaries and Affiliates and their present and former directors, governors, officers, stockholders, members, employees, agents, attorneys, successors and assigns (collectively, “Released Persons”), from any and all manner of causes of action, damages, liabilities, obligations, promises, judgments, claims and demands of any nature whatsoever, in law or in equity, of every kind and description, whether known or unknown, suspected or unsuspected, absolute or contingent (collectively, “Actions”), which such Person ever had, now has or hereafter can, shall or may have against any other party or its Released Persons arising out of the Merger Agreement, the Transaction or any other facts or circumstances existing on or prior to the Closing Date related to the negotiation and execution of this Agreement or all prior negotiations or discussions of other transactions related to, or within the scope of, the Merger Agreement, whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that the waiver and release contained in this Section 3(b) shall not apply to the respective rights and obligations of the parties under this Agreement or Actions arising under (i) the Securities Act in connection with the COMEX Transaction S-1 or (ii) applicable state law in connection with the COMEX Proxy Statement.

(c) Transaction Shares. In accordance with Section 4 and Section 5, as applicable, on and after the Closing, NYMEX shall issue and deliver to each Closing COMEX Owner 8,400 shares of NYMEX Holdings Common Stock (the “Transaction Shares”) in respect of each COMEX Membership owned of record by such Closing COMEX Owner as of the close of business on the Business Day immediately prior to the Closing Date (the “Measurement Time”).

(d) Ratification of this Agreement by the Closing COMEX Owners. Effective as of the Closing:

(i) the Closing COMEX Owners (and such Closing COMEX Owners’ assigns, if any), including any Closing COMEX Owners that did not vote in favor of the Transaction at the COMEX Owners’ Meeting, shall be deemed by virtue of the COMEX Owner Approval to have ratified this Agreement and the Transaction and shall be third-party beneficiaries with respect to Section 3(a), Section 3(b), Section 3(c), this Section 3(d), Section 4, Section 5, Section 6, Section 7, Section 9(d), Section 9(h), Section 9(j), Section 9(k), Section 9(l), Section 9(m), Section 9(n), Section 9(o) and the applicable provisions of Section 1 and Section 12 to the extent necessary for the interpretation and enforcement of all of the foregoing provisions; provided, that the representations and warranties of the parties hereto contained in Section 6 and Section 7 shall be deemed to have been made as of the Closing Date to the Closing COMEX Owners;

(ii) for the avoidance of doubt, each Closing COMEX Owner (and such Closing COMEX Owner’s assigns, if any) shall be subject to the waiver and release of Actions contained in Section 3(b) as if such Person were a signatory to this Agreement; and

(iii) the only rights that the COMEX Members will have after the Closing are those as are expressly set forth in those provisions of this Agreement expressly identified in Section 3(d)(i) in which the Closing COMEX Owners have third-party

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beneficiary rights and the Amended COMEX By-Laws, as those may be amended from time to time in accordance with the terms of this Agreement and the Amended COMEX By-Laws, respectively.

(e) Amended COMEX By-Laws. The Amended COMEX By-Laws, and the New Trading Rights contained therein, shall become effective as of the Closing.

(f) NYMEX Holdings Charter Amendment. At the Closing, the NYMEX Holdings Charter Amendment shall be filed with the Secretary of State of the State of Delaware pursuant to Section 9(i).

Section 4. Delivery of the Transaction Shares.

(a) Unless otherwise elected by a COMEX Owner pursuant to an Early Delivery Election made pursuant to Section 5, and subject to Section 4(f), NYMEX Holdings shall deliver 2,800 shares of Non-Series A/B Common Stock (the “Initial Delivery”), on the 180th day after the consummation of an IPO, to each Closing COMEX Owner (or such Closing COMEX Owner’s assigns, as applicable) in respect of each COMEX Membership owned by such Closing COMEX Owner as of the Measurement Time in book-entry only form.

(b) Unless otherwise elected by a COMEX Owner pursuant to an Early Delivery Election made pursuant to Section 5, and subject to Section 4(f), NYMEX Holdings shall deliver 2,800 shares of Non-Series A/B Common Stock (the “Second Delivery”), on the 360th day after the consummation of an IPO, to each Closing COMEX Owner (or such Closing COMEX Owner’s assigns, as applicable) in respect of each COMEX Membership owned by such Closing COMEX Owner as of the Measurement Time in book-entry only form.

(c) Unless otherwise elected by a COMEX Owner pursuant to an Early Delivery Election made pursuant to Section 5, and subject to Section 4(f), NYMEX Holdings shall deliver 2,800 shares of Non-Series A/B Common Stock (the “Third Delivery” and, together with the Initial Delivery and the Second Delivery, the “Deliveries”), on the 540th day after the consummation of an IPO, to each Closing COMEX Owner (or such Closing COMEX Owner’s assigns, as applicable) in respect of each COMEX Membership owned by such Closing COMEX Owner as of the Measurement Time in book-entry only form.

(d) On the Closing Date, NYMEX Holdings shall deliver to each Closing COMEX Owner who made or is bound by a Closing Date Delivery Election pursuant to Section 5, 2,800 shares of Series B-1 Common Stock, 2,800 shares of Series B-2 Common Stock and 2,800 shares of Series B-3 Common Stock in respect of each COMEX Membership owned by such Closing COMEX Owner as of the Measurement Time in book-entry only form.

(e) On the January Delivery Date, NYMEX Holdings shall deliver to each Closing COMEX Owner who made a January Delivery Election pursuant to Section 5 (or such Closing COMEX Owner’s permitted assigns, as applicable), 2,800 shares of Series B-1 Common Stock, 2,800 shares of Series B-2 Common Stock and 2,800 shares of Series B-3 Common Stock in respect of each COMEX Membership owned by such Closing COMEX Owner as of the Measurement Time in book-entry only form.

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(f) In the event that an IPO has not been consummated on or prior to March 30, 2007 (the “Final Delivery Date”), in lieu of the 8,400 shares of Non-Series A/B Common Stock otherwise required to be delivered pursuant to the Deliveries, on the Final Delivery Date (or the Closing Date, if later) NYMEX Holdings shall deliver to each Closing COMEX Owner (or such Closing COMEX Owner’s permitted assigns, as applicable, and other than Closing COMEX Owners who made an Early Delivery Election pursuant to Section 5 below to the extent that the Early Delivery Shares subject thereto have previously been delivered) 2,800 shares of Series B-1 Common Stock, 2,800 shares of Series B-2 Common Stock and 2,800 shares of Series B-3 Common Stock in respect of each COMEX Membership owned of record by such Closing COMEX Owner as of the Measurement Time in book-entry only form.

(g) From and after the Closing until delivery of the Delayed Delivery Shares is made pursuant to this Section 4, in the event of a merger, consolidation or other business combination involving NYMEX Holdings or a sale of substantially all of its assets (a “Future Merger”), each Closing COMEX Owner (or such Closing COMEX Owner’s permitted assigns, as applicable, and other than Closing COMEX Owners who made an Early Delivery Election pursuant to Section 5 below to the extent that the Early Delivery Shares subject thereto have previously been delivered) shall receive, immediately prior to consummation of the Future Merger, a number of shares of Non-Series A/B Common Stock equal to the number of Delayed Delivery Shares that have not yet been delivered pursuant to this Section 4, in lieu of such Delayed Delivery Shares that have not yet been delivered, in respect of each COMEX Membership owned by such Closing COMEX Owner as of the Measurement Time in book-entry only form.

(h) From and after the Closing until delivery is made pursuant to this Section 4 of (i) the Delayed Delivery Shares or (ii) any Early Delivery Shares pursuant to a January Delivery Election which were not delivered on the Closing Date, COMEX Owners may not sell, transfer, pledge or otherwise dispose of their interest in the right to receive Delayed Delivery Shares or Early Delivery Shares which have not yet been delivered, or any attribute thereof, except as a package with the COMEX Membership in respect of which they are entitled to receive such Transaction Shares, in accordance with Section 9(l).

(i) Notwithstanding anything to the contrary set forth in this Agreement, NYMEX Holdings shall not deliver any Transaction Shares to a Closing COMEX Owner (or such Closing COMEX Owner’s permitted assigns, as applicable) unless and until the applicable recipient of such Transaction Shares has delivered a properly completed Substitute Form W-9 (substantially in the form as provided in Early Delivery Form of Election) to NYMEX Holdings at its principal executive office. NYMEX Holdings shall provide a Substitute Form W-9 to a COMEX Owner promptly upon request. The reasonable, good faith determination of NYMEX Holdings shall be binding as to whether or not Substitute Form W-9 has been properly completed and delivered by a recipient of Transaction Shares. If NYMEX determines that any Substitute Form W-9 was not properly completed or delivered, NYMEX Holdings shall make a good faith effort to promptly notify the applicable recipient of such determination.

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Section 5. Early Delivery Election.

(a) Upon the terms set forth in this Section 5, each Closing COMEX Owner shall be entitled, with respect to all, but not less than all, of the Transaction Shares to which such Closing COMEX Owner is entitled pursuant to Section 3(c) and Section 4, to make an unconditional election, on or prior to the Election Date, to receive on either the Closing Date or the January Delivery Date, 2,800 shares of Series B-1 Common Stock, 2,800 shares of Series B-2 Common Stock and 2,800 shares of Series B-3 Common Stock in respect of each COMEX Membership owned by such Closing COMEX Owner as of the Measurement Time (all such shares “Early Delivery Shares”).

(b) (i) NYMEX shall prepare and cause COMEX to mail to the COMEX Owners a form of election (the “Early Delivery Form of Election”), in a form reasonably agreed to among the parties, together with the COMEX Proxy Statement and the prospectus included in the COMEX Transaction S-1. The Early Delivery Form of Election may be used by each COMEX Owner to designate such COMEX Owner’s election to receive all, but not less than all, of the Transaction Shares in the form of Early Delivery Shares, in the manner set forth in Section 5(a) hereof. Any such COMEX Owner’s election to receive such Early Delivery Shares shall be deemed to have been properly made only if NYMEX shall have received at its principal executive office, not later than 5:00 p.m., New York City time on that date that is three (3) Business Days before the scheduled date of the COMEX Owners’ Meeting, as set forth in the COMEX Proxy Statement (the “Election Date”), an Early Delivery Form of Election that specifies that such COMEX Owner elects to receive Early Delivery Shares. A COMEX Owner who fails to deliver an Early Delivery Form of Election by such time shall have no further right to receive Early Delivery Shares and shall receive the Delayed Delivery Shares in the manner set forth in Section 4 in respect of each COMEX Membership owned by such COMEX Owner as of the Measurement Time.

(ii) An Early Delivery Election may be revoked by any COMEX Owner only by written notice received by NYMEX prior to 5:00 p.m., New York City time, on the Election Date, after which time such election shall become binding and irrevocable.

(iii) The reasonable, good faith determination of NYMEX shall be binding as to whether or not an Early Delivery Election has been properly made or revoked. If NYMEX determines that any Early Delivery Election was not properly made, the COMEX Owner making such deficient election will receive Delayed Delivery Shares in respect of each COMEX Membership owned by such COMEX Owner as of the Measurement Time. NYMEX may make, and in such event will provide prompt written disclosure to the COMEX Owners of, such rules as are consistent with this Section 5(b)(iii) for the implementation of elections provided for herein as shall be reasonably necessary or desirable to fully effect such elections.

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(iv) A valid Early Delivery Election made and not properly revoked as provided in Section 5(b)(ii) shall be binding upon all subsequent owners of the COMEX Membership in respect of which such election was made.

(v) Each COMEX Owner, as a condition to making an Early Delivery Election, shall be required to acknowledge that the Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock are subject to the terms and transfer restrictions set forth in the NYMEX Holdings Charter Amendment in the manner set forth on the Early Delivery Form of Election.

Section 6. Representations and Warranties of NYMEX and NYMEX Holdings. NYMEX and NYMEX Holdings represent and warrant to COMEX as follows:

(a) Authorization; Vote Required.

(i) Subject to the NYMEX Stockholder Approval and receipt of the applicable approvals set forth in Section 7(c)(ii), each of NYMEX and NYMEX Holdings has all the corporate power and authority necessary to enable it to execute and deliver this Agreement and to carry out the Transaction. Other than the NYMEX Stockholder Approval, each of NYMEX and NYMEX Holdings has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance by each of NYMEX and NYMEX Holdings of its obligations under this Agreement.

(ii) The only vote of record owners of any equity or membership rights in NYMEX or NYMEX Holdings (not including COMEX) necessary to approve the Transaction is the affirmative vote of the record owners of at least a majority of the outstanding NYMEX Holdings Common Stock and NYMEX Holdings Preferred Stock, voting together as a single class, present and in person or by proxy at a meeting in which owners of a quorum, consisting of not less than one-third of the outstanding NYMEX Holdings Common Stock and NYMEX Holdings Preferred Stock, is present in person or by proxy.

(iii) Concurrently with the execution hereof, each of the holders of shares of NYMEX Holdings Preferred Stock has confirmed in writing that the Transaction shall not cause any adjustment to the “Conversion Price” (as defined in the NYMEX Holdings Charter) of such shares.

(b) Binding Agreement. Subject to Section 12(l) and the NYMEX Stockholder Approval, this Agreement is a legal, valid and binding agreement of each of NYMEX and NYMEX Holdings, enforceable against each of NYMEX and NYMEX Holdings in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

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(c) No Conflicts; Required Filings and Consents.

(i) Subject to the NYMEX Stockholder Approval and all necessary approvals from the SEC, the execution, delivery and performance of this Agreement and the consummation of the Transaction will not (A) result in a violation of the organizational documents of either NYMEX or NYMEX Holdings, (B) other than with respect to the provisions related to the termination of the Merger Agreement contained in Section 3(a), conflict with or result in the breach of the terms of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, lease, mortgage, license, indenture, instrument or other contract to which either NYMEX or NYMEX Holdings is a party or by which their respective property is bound or affected, or (C) result in a violation of any law, rule, regulation, order, judgment or decree of any Governmental Entity applicable to either NYMEX or NYMEX Holdings or by which any property or asset of either NYMEX or NYMEX Holdings is bound or affected, except, with respect to clauses (B) and (C) above, for any violation, conflict, breach or default that, individually or in the aggregate, would not reasonably be expected to have a NYMEX Material Adverse Effect.

(ii) The execution and delivery by NYMEX and NYMEX Holdings of this Agreement does not, and the performance of each of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (A) the filing with the SEC of the COMEX Transaction S-1 and the prospectus included therein and the declaration of effectiveness of such registration statement, (B) applicable requirements, if any, of the Exchange Act, (C) the filing with the SEC of a proxy statement relating to the NYMEX Holdings Charter Amendment (as amended or supplemented from time to time, the “NYMEX Proxy Statement”), and except to the extent that the failure to obtain any such consent, approval, authorization or permit or make such filing or notification would not, individually or in the aggregate, reasonably be expected to have a NYMEX Material Adverse Effect.

(d) Capitalization.

(i) As of the date hereof, the authorized capital stock of NYMEX Holdings consists of 81,600,000 shares of NYMEX Holdings Common Stock, par value $0.01 per share, which includes 24,480,000 shares of Series A-1 Common Stock, 24,480,000 shares of Series A-2 Common Stock and 24,480,000 shares of Series A-3 Common Stock, and 8,160,000 shares of preferred stock, par value $0.01 per share, designated as Series A Cumulative Redeemable Convertible Preferred Stock (“NYMEX Holdings Preferred Stock”). As of the date hereof, there are 73,440,000 shares of NYMEX Holdings Common Stock issued and outstanding, which consists of 24,480,000 shares of each of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock, and 8,160,000 shares of NYMEX Holdings Preferred Stock issued and outstanding and NYMEX Holdings has no other shares of capital stock issued or outstanding. As of the date hereof, 8,160,000 shares of Non-Series A/B Common Stock have been reserved for issuance upon the conversion of the shares of NYMEX Holdings Preferred Stock.

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(ii) Other than as described in clause (i) above, as of the date hereof, (A) NYMEX Holdings has no shares of capital stock reserved for issuance or required to be reserved for issuance and (B) there are no existing options, warrants, calls, subscription rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) that obligate NYMEX Holdings to issue, transfer or sell any shares of NYMEX Holdings Common Stock or any investment that is convertible into or exercisable or exchangeable for any such shares.

(iii) At the NYMEX Stockholders’ Meeting, NYMEX Stockholders will be asked to approve the NYMEX Holdings Charter Amendment that would:

(A)	if implemented prior to the consummation of an IPO, increase the number of authorized shares of NYMEX Holdings Common Stock to 168,009,600, of which 73,440,000 shares will be designated as Series A Common Stock, 2,161,600 shares will be designated Series B-1 Common Stock, 2,161,600 shares will be designated Series B-2 Common Stock and 2,161,600 shares will be designated Series B-3 Common Stock, 79,924,800 shares will be Non-Series A/B Common Stock that is reserved for issuance upon the conversion of the shares of Series A Common Stock and Series B Common Stock, and 8,160,000 shares will be Non-Series A/B Common Stock that is reserved for issuance upon the conversion of the shares of NYMEX Holdings Preferred Stock.

(B)	if implemented after the consummation of an IPO, increase the number of authorized shares of NYMEX Holdings Common Stock to 181,909,600, of which 73,440,000 shares will be designated as Series A Common Stock, 2,161,600 shares will be designated Series B-1 Common Stock, 2,161,600 shares will be designated Series B-2 Common Stock and 2,161,600 shares will be designated Series B-3 Common Stock, 79,924,800 shares will be Non-Series A/B Common Stock that is reserved for issuance upon the conversion of the shares of Series A Common Stock and Series B Common Stock, 8,160,000 shares will be Non-Series A/B Common Stock shares that were issued upon the conversion of the shares of NYMEX Holdings Preferred Stock, 4,300,000 shares will be Non-Series A/B Common Stock reserved for issuance in connection with the NYMEX Holdings LTIP and 9,600,000 shares will be Non-Series A/B Common Stock that was available for issuance in connection with the IPO.

(iv) In addition to the shares NYMEX Holdings expects to issue in an IPO, NYMEX Holdings may issue some of the additional authorized shares subsequent

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to the IPO. In connection with an IPO, the NYMEX Stockholders will vote on a proposal to approve a long-term incentive plan (the “NYMEX Holdings LTIP”), which, if approved, will be implemented in the event NYMEX Holdings consummates an IPO. NYMEX Holdings may issue stock options, including incentive stock options and non-qualified stock options, restricted stock, restricted stock units and stock appreciation rights pursuant to the NYMEX Holdings LTIP.

(v) Except as otherwise expressly provided in Section 9(k), the powers, preferences and rights of (A) the holders of Series A-1 Common Stock and the holders of Series B-1 Common Stock, (B) the holders of Series A-2 Common Stock and the holders of Series B-2 Common Stock and the (C) the holders of Series A-3 Common Stock and the holders of Series B-3 Common Stock, and the qualifications, limitations and restrictions thereof, are, in each case, in all respects identical. The Series A Common Stock and the Series B Common Stock will have different CUSIP numbers and will not be interchangeable.

(vi) Except as otherwise expressly provided in Section 9(k) and Article FIFTH of the NYMEX Holdings Charter, the powers, preferences and rights of the holders of Series A Common Stock, the holders of Series B Common Stock and the holders of Non-Series A/B Common Stock, and the qualifications, limitations and restrictions thereof, are in all respects identical.

(e) Dividends. As of the date hereof, NYMEX Holdings has not declared any dividends on any outstanding NYMEX Holdings Common Stock since July 5, 2006.

(f) Transactions Affecting COMEX Rights. As of the Closing Date, unless disclosed in the COMEX Transaction S-1, there will be no agreements, contracts, transactions, letters of intent, memoranda of understanding or commitments that would reasonably be expected to have a materially adverse impact on (i) the ability of any of the NYMEX Parties to perform its obligations under this Agreement or (ii) the express terms of the Amended COMEX By-Laws.

(g) Limitation of NYMEX’s and NYMEX Holdings’ Representations and Warranties. It is the explicit intent of each party hereto that NYMEX and NYMEX Holdings are making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Section 6.

Section 7. Representations and Warranties of COMEX. COMEX represents and warrants to the NYMEX Parties as follows:

(a) Authorization; Vote Required. Subject to the COMEX Owner Approval and the consents set forth on Exhibit A, COMEX has all the power and authority necessary to enable it to execute and deliver this Agreement and to carry out the Transaction. Other than the COMEX Owner Approval, COMEX has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance by COMEX of its obligations under this Agreement.

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(b) Binding Agreement. Subject to Section 12(l), the COMEX Owner Approval and the consents set forth on Exhibit A, this Agreement is a legal, valid and binding agreement of COMEX, enforceable against COMEX in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) No Conflicts; Required Filings and Consents.

(i) Subject to the COMEX Owner Approval, the execution, delivery and performance of this Agreement and the consummation of the Transaction will not (A) result in a violation of the organizational documents of COMEX, (B) other than with respect to the provisions related to the termination of the Merger Agreement contained in Section 3(a), conflict with or result in the breach of the terms of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under any agreement, lease, mortgage, license, indenture, instrument or other contract to which COMEX is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree of any Governmental Entity applicable to COMEX or by which any property or asset of COMEX is bound or affected, except, with respect to clauses (B) and (C) above, for any violation, conflict, breach or default that, individually or in the aggregate, would not reasonably be expected to have a NYMEX Material Adverse Effect.

(ii) The execution and delivery by COMEX of this Agreement does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) as set forth on Exhibit A and (B) to the extent that the failure to obtain any such consent, approval, authorization or permit or make such filing or notification would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of COMEX to perform its obligations under this Agreement.

(d) Limitation of COMEX’s Representations and Warranties. It is the explicit intent of each party hereto that COMEX is making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Section 7.

Section 8. Representations and Warranties of the Governors Committee. The Governors Committee represents and warrants to the NYMEX Parties as follows:

(a) Authorization. The Governors Committee has the power and authority to enter into this Agreement as a representative of the COMEX Members in their capacity as the duly authorized “Governors Committee” pursuant to Article 4A of the COMEX By-Laws, except that the Governors Committee shall be vested with the rights and obligations to act on behalf of the COMEX Members with respect to the actions set forth in Section 10 and Section 11 only upon receipt of the COMEX Owner Approval. For the avoidance of doubt, the termination of the Merger Agreement and the consummation of the Transaction shall require the COMEX Owner Approval.

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(b) Other Matters.

(i) The Governors Committee has evaluated the subject matter of this Agreement, actively negotiated the terms of this Agreement on behalf of the COMEX Members for their approval, and reviewed this Agreement with and otherwise negotiated through, consulted with and was represented by experienced, independent legal counsel retained by the Governors Committee throughout such negotiations.

(ii) The Governors Committee has determined that this Agreement is in the best interests of the COMEX Members, has resolved to recommend to the COMEX Owners the approval of this Agreement and the Transaction and has authorized its Chairman to execute this Agreement on behalf of the Governors Committee.

(c) Limitation of the Governors Committee’s Representations and Warranties to the NYMEX Parties. It is the explicit intent of each party hereto that the Governors Committee is making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Section 8.

Section 9. Additional Agreements.

(a) Preparation of the NYMEX Proxy Statement and COMEX Transaction S-1. As soon as reasonably practicable following the date of this Agreement, NYMEX Holdings shall prepare and file with the SEC (i) the NYMEX Proxy Statement, which shall include a proposal related to the approval of an amendment to the NYMEX Holdings Charter to increase the number of authorized shares and designate Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock (the “NYMEX Holdings Charter Amendment”), and (ii) a Registration Statement on Form S-1 relating to NYMEX Holdings’ offer of the Transaction Shares (the “COMEX Transaction S-1”).

(b) No Offer Prior to Filing of the COMEX Transaction S-1. For the avoidance of doubt, the offer of the Transaction Shares has not been made and will not be made to the COMEX Owners prior to the filing of the COMEX Transaction S-1.

(c) NYMEX Stockholders’ Meeting. As soon as reasonably practicable after the date that the NYMEX Proxy Statement is cleared by the SEC and the COMEX Transaction S-1 is effective, NYMEX shall, in accordance with the DGCL and other applicable law and the NYMEX Holdings Charter and the Bylaws of NYMEX Holdings, mail the NYMEX Proxy Statement to NYMEX Stockholders and establish a record date for, duly call, give notice of, convene and hold a meeting of the NYMEX Stockholders (including any adjournment or postponement, the “NYMEX Stockholders’ Meeting”); provided, however, that the date of such NYMEX Stockholders’ Meeting shall occur on or before the date of the COMEX Owners’ Meeting. The purpose of the NYMEX Stockholders’ Meeting shall be to vote upon the approval of the NYMEX Holdings Charter Amendment to provide NYMEX Holdings with sufficient NYMEX Holdings Common Stock to be issued to Closing COMEX Owners in the Transaction by the affirmative vote of the record owners of at least a majority of the outstanding NYMEX Holdings Common Stock and NYMEX Holdings Preferred Stock, voting together as a single

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class, present and in person or by proxy at a meeting in which owners of a quorum is present in person or by proxy (the “NYMEX Stockholder Approval”). Subject to its fiduciary duties and unless the Board of Directors of NYMEX Holdings (the “NYMEX Board”) determines in its reasonable judgment that in light of all of the facts then known to the NYMEX Board that approval of the Transaction is not in the best interests of the NYMEX Stockholders, the NYMEX Board (x) shall recommend to NYMEX Stockholders that they approve the NYMEX Holdings Charter Amendment (including, without limitation, the Transaction Shares to be issued to the COMEX Owners) and shall include such recommendation in the NYMEX Proxy Statement and (y) shall use all commercially reasonable efforts to solicit from the NYMEX Stockholders proxies in favor of the approval of the NYMEX Holdings Charter Amendment. The parties hereby affirmatively acknowledge that the NYMEX Stockholders’ Meeting may be a special meeting of the NYMEX Stockholders separate from the special meeting of the NYMEX Stockholders at which the NYMEX Stockholders will vote on the proposals related to an IPO.

(d) COMEX MRRP. Rights under the Recognition and Retention Plan for Members of Commodity Exchange, Inc., a copy of which is attached hereto as Exhibit D, shall remain enforceable and unaffected by this Agreement and the consummation of the Transaction.

(e) COMEX Owners’ Meeting. COMEX shall, in accordance with the Not-For-Profit Corporation Law of the State of New York (the “NPCL”) and other applicable law and the certificate of incorporation and By-Laws of COMEX, prepare a proxy statement for purposes of soliciting COMEX Owner Approval (the “COMEX Proxy Statement”) and, as soon as reasonably practicable after the COMEX Transaction S-1 is declared effective under the Securities Act, shall mail the COMEX Proxy Statement and the prospectus included in the COMEX Transaction S-1 to COMEX Owners and shall establish a record date for, duly call, give notice of, convene and hold a meeting of the COMEX Owners (including any adjournment or postponement, the “COMEX Owners’ Meeting”), for the purpose of (i) approving this Agreement and the Transaction, including the Amended COMEX By-Laws and (ii) authorizing the Governors Committee to act on behalf of the COMEX Members with respect to any actions set forth in Section 10 or Section 11 and making the Governors Committee’s exercise of discretion under such provisions actionable by COMEX Members only in the event of bad faith by the Governors Committee, each by the affirmative vote of the record owners of at least 66  2/3% of the COMEX Memberships present in person or by proxy at a meeting in which a quorum, consisting of owners of not less than 150 of the outstanding COMEX Memberships, is present in person or by proxy (the “COMEX Owner Approval”).

(f) Section 360 of the COMEX By-Laws. COMEX hereby acknowledges that the provisions of Section 360 of the By-Laws of COMEX applicable as of the date of this Agreement (“Section 360”) will apply to any and all Actions to which any member of the Governors Committee may be made or are threatened to be made a party in connection with, arising out of, or related to the negotiation, execution or implementation of this Agreement, including the exercise of any right or obligation granted to or required of the Governors Committee or the members thereof pursuant to this Agreement, including the rights and obligations granted under Section 9(e) and the consummation of the Transaction. In addition, COMEX will, upon tender of an invoice, pay, to the maximum extent provided by law, the reasonable expenses (including reasonable attorney’s fees and costs of counsel selected by COMEX and reasonably satisfactory to such member of the Governors Committee, except that

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COMEX may not exercise this right if COMEX, NYMEX Holdings or NYMEX is the adverse party in the claim against such Person) of defending any Action against such Person as to which this Section 9(f) applies, pursuant to the requirements of NPCL Sections 723(c) and 725(a). Unless required to do so in order to comply with applicable law, COMEX will not take any action under NPCL Section 725(b)(2), as such section exists on the date of this Agreement, with respect to the members of the Governors Committee, which is inconsistent with this paragraph.

(g) Governors Committee Recommendation. The Governors Committee shall:

(i) communicate to the COMEX Members the fact that it (A) has evaluated the subject matter of this Agreement, (B) actively negotiated the terms of this Agreement on behalf of the COMEX Members for their approval and (C) reviewed this Agreement with and otherwise negotiated through, consulted with and was represented by experienced, independent legal counsel retained by the Governors Committee throughout such negotiations;

(ii) until the COMEX Owners’ Meeting, unless the Governors Committee determines in its reasonable judgment that any of the conditions contained in Section 10(a) or Section 10(b) are not reasonably likely to be satisfied or that in light of all of the facts then known to the Governors Committee that approval of the Transaction is not in the best interests of the COMEX Members,

(A)	recommend to the COMEX Owners the approval and adoption of this Agreement and the Transaction; and

(B)	cooperate with the NYMEX Parties in the following manner in connection with the process of obtaining the COMEX Owner Approval:

(1)	Representatives of the Governors Committee shall prepare a presentation with the NYMEX Parties related to the Transaction and the terms of this Agreement which presentation reflects the views of the Governors Committee and the reasons (in their own judgment) why the Governors Committee supports approval of this Agreement and the Transaction (the “COMEX Member Presentation”);

(2)	Representatives of the Governors Committee shall participate in presenting the COMEX Member Presentation to the COMEX Members and discuss with the COMEX Members their views and the reasons (in their own judgment) why the Governors Committee supports approval of this Agreement and the Transaction;

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(3)	To the extent any of the COMEX Owners contact members of the Governors Committee to discuss this Agreement or the Transaction, such members shall discuss their views and the reasons why the Governors Committee (in their own judgment) supports approval of this Agreement and the Transaction; and

(4)	Representatives of the Governors Committee shall attend the COMEX Owners’ Meeting to be available to discuss their views and the reasons (in their own judgment) why the Governors Committee supports approval of this Agreement and the Transaction.

(h) Amended COMEX By-Laws. At the Closing, COMEX shall adopt the Amended and Restated By-Laws of COMEX in substantially the form attached hereto as Exhibit E, as amended in the manner necessary to obtain the consents set forth on Exhibit A (the “Amended COMEX By-Laws”).

(i) NYMEX Holdings Charter Amendment. At the Closing, (i) if NYMEX Holdings has not consummated an IPO, NYMEX Holdings shall file the NYMEX Holdings Charter Amendment substantially in the form attached hereto as Exhibit B and (ii) if NYMEX Holdings has consummated an IPO, NYMEX Holdings shall file the NYMEX Holdings Charter Amendment, substantially in the form attached hereto as Exhibit C, in either case executed in accordance with the applicable provisions of the DGCL, with the Secretary of State of the State of Delaware.

(j) Future Merger. From and after the Closing Date, in the event of a Future Merger, such Future Merger shall not affect or otherwise modify the obligations of NYMEX and NYMEX Holdings or the rights of COMEX Owners hereunder, and any successor in interest to or surviving entity in such Future Merger shall succeed to all of the rights and obligations of NYMEX and NYMEX Holdings under this Agreement.

(k) Payments With Respect to Undistributed Shares of NYMEX Holdings Common Stock.

(i) No dividends or other distributions with respect to NYMEX Holdings Common Stock with a record date after the date of this Agreement shall be paid to any COMEX Owner with respect to the shares of NYMEX Holdings Common Stock that such COMEX Owner has the right to receive pursuant to this Agreement until such COMEX Owner shall have received such shares in accordance with Section 4 or Section 5, as the case may be. Subject to Section 9(k)(ii), following the delivery of any such shares of NYMEX Holdings Common Stock, (A) NYMEX Holdings shall promptly pay to the COMEX Owner receiving such shares, without interest, a pro rata share equal to the amount of any dividends or other distributions with a record date after the date of this Agreement theretofore paid with respect to shares of NYMEX Holdings Common Stock

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that would have been paid with respect to such shares of NYMEX Holdings Common Stock if they had been outstanding as of the record date of each such dividend or other distribution, and (B) with respect to any dividends or other distributions with a record date after the date of this Agreement which remain unpaid with respect to shares of NYMEX Holdings Common Stock as of the time of delivery of such shares (“Unpaid Dividends”), NYMEX Holdings shall pay, on the payment date of such Unpaid Dividends, to the COMEX Owner receiving such shares of NYMEX Holdings Common Stock, without interest, a pro rata share equal to the amount of the Unpaid Dividends that would have been paid with respect to such shares if they had been outstanding as of the record date of each such Unpaid Dividend.

(ii) Notwithstanding anything to the contrary set forth in this Agreement, COMEX Owners shall not be entitled to be paid any amount pursuant to Section 9(k)(i) in respect of any cash dividends or other cash distributions paid with respect to NYMEX Holdings Common Stock with a record date after the date of this Agreement and prior to the consummation of an IPO (“Pre-IPO Dividends”) unless and until the amount of such Pre-IPO Dividends exceeds, in the aggregate, $80 million; in which case, COMEX Owners shall only be entitled to receive an amount in cash equal to what would have been their pro rata share (taking into account all outstanding shares of NYMEX Holdings Common Stock as set forth in Section 6(d) and any Early Delivery Shares or Delayed Delivery Shares not yet delivered) of the amount of Pre-IPO Dividends which exceed, in the aggregate, $80 million.

(l) Trading. The parties agree that from and after the Closing:

(i) if member firms of COMEX are required to own a certain number of shares of NYMEX Holdings Common Stock in addition to the ownership of the requisite trading rights, COMEX Owners may trade their COMEX Memberships as a package with (x) the shares of NYMEX Holdings Common Stock issued prior to such trade pursuant to this Agreement and (y) the right to receive Early Delivery Shares or Delayed Delivery Shares, if any, in each case in respect of the COMEX Membership to be so transferred, on the same type of platform used by owners of Class A Memberships of NYMEX to trade their memberships together with their shares NYMEX Holdings Common Stock; and

(ii) as long as any shares of Series B Common Stock remain issued and outstanding, COMEX Owners may trade the shares of NYMEX Holdings Common Stock issued prior to such trade pursuant to this Agreement separately from the COMEX Membership in respect of which such shares were issued, on the same type of platform (and subject to the same procedures) used by owners of Series A Common Stock to trade their shares of such stock separately from Class A Memberships of NYMEX.

(m) Subsequent Registrations.

(i) Participation Right. Commencing after the IPO, if NYMEX Holdings offers any holders of NYMEX Holdings Common Stock (other than General Atlantic Partners 82, L.P. and its Affiliates and their subsequent permitted assigns) issued

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prior to the Closing Date (“Pre-Closing NYMEX Holders”) with the opportunity to include all or part of their shares of NYMEX Holdings Common Stock in a registration statement to be filed with the SEC under the Securities Act (a “Resale Registration”), then NYMEX Holdings shall provide the Closing COMEX Owners (or their assigns) with the opportunity to include their shares of NYMEX Holdings Common Stock that are of the series analogous to the Series A Common Stock (e.g., Series B-1 Common Stock is analogous to Series A-1 Common Stock, etc.) to be included by Pre-Closing NYMEX Holders and issued pursuant to this Agreement (other than Early Delivery Shares or Delayed Delivery Shares which have not yet been delivered) in the Resale Registration upon the same terms and subject to the same conditions as the Pre-Closing NYMEX Holders. To the extent that the number of shares of NYMEX Holdings Common Stock to be included in a Resale Registration is to be limited in any respect, the Pre-Closing NYMEX Holders and the Closing COMEX Owners shall be entitled to include shares on a pro rata basis based on the number of shares eligible and requested to be registered of each series of common stock by the Pre-Closing NYMEX Holders and the Closing COMEX Owners.

(ii) Inclusion in IPO. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Closing Date is no less than 30 days prior to the effective date of the Registration Statement on Form S-1 filed in respect of the IPO (the “IPO Registration”) and the Pre-Closing NYMEX Holders are offered the opportunity to include all or part of their shares of NYMEX Holdings Common Stock therein, NYMEX shall provide the Closing COMEX Owners with the opportunity to include their shares of NYMEX Holdings Common Stock that are of the series analogous to the Series A Common Stock to be included by Pre-Closing NYMEX Holders and issued pursuant to this Agreement (other than Early Delivery Shares or Delayed Delivery Shares which have not yet been delivered) in the IPO Registration upon the same terms and subject to the same conditions as the Pre-Closing NYMEX Holders; provided, however, that if the managing underwriters of the IPO advise NYMEX Holdings in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of NYMEX Holdings Common Stock proposed to be included in the IPO Registration would adversely affect the price per share of NYMEX Holdings’ equity securities to be sold in the IPO, NYMEX Holdings shall be entitled to include in such registration (A) first, the NYMEX Holdings Common Stock desired to be sold by NYMEX Holdings, (B) second, the NYMEX Holdings Common Stock requested to be included therein by the Pre-Closing NYMEX Holders, and (C) third, to the extent of any remaining availability, the shares of NYMEX Holdings Common Stock issued pursuant to this Agreement (other than Early Delivery Shares or Delayed Delivery Shares which have not yet been delivered) requested to be included therein by the Closing COMEX Owners, pro rata among the Closing COMEX Owners on the basis of the number of shares eligible and requested to be registered of each series of common stock by such Closing COMEX Owners. For the avoidance of doubt, the parties will endeavor to consummate the Transaction as soon as practicable, but in no event shall any provision of this Agreement be construed to obligate any party to consummate the Transaction prior to the consummation of the IPO.

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(n) Payment Upon IPO.

(i) In the event the Closing occurs prior to the consummation of an IPO, NYMEX Holdings will be obligated to pay to the COMEX Owners in accordance with Section 9(n)(ii) and Section 9(n)(iii), an amount equal to $10 million (to be distributed among COMEX Owners pro rata, based on the number of COMEX Memberships owned of record by each of them on the effective date of the IPO Registration (the “Cash Payment”)) upon the receipt by NYMEX Holdings of the net proceeds of such an IPO (the “Net IPO Proceeds”).

(ii) NYMEX Holdings shall deposit $500,000 of the Cash Payment (the “Special COMEX Reserve”) in a segregated account established with the JPMorgan Chase Bank, N.A. (the “Paying Agent”). Amounts deposited pursuant to this Section 9(n)(ii) shall be the property of the COMEX Members as they may be from time to time. Such amount shall be disbursed at the written direction of the Governors Committee and shall be used to pay for the costs and expenses associated with protecting the interests of the COMEX Members. The Paying Agent shall invest and reinvest the amounts in the Special COMEX Reserve and any interest or income earned thereon at the written direction of the Governors Committee, and any interest or income earned thereon shall be the property of the COMEX Members as they may be from time to time. Except as provided in this Section 9(n)(ii), nothing in this Agreement shall impose on NYMEX or NYMEX Holdings any obligation to make any deposits with respect to, or pay for any costs and expenses associated with, enforcement of the rights of the COMEX Members under this Agreement, except that NYMEX will satisfy the obligations of COMEX described in Section 9(f) and under Section 360 of the COMEX By-Laws in the event that COMEX defaults on such obligations. Notwithstanding the foregoing, the Special COMEX Reserve may be otherwise disbursed at the written direction of the Chairman or Vice Chairman of the Governors Committee in accordance with a vote of a majority of the votes cast by the COMEX Members who are present at a regular or special meeting of the COMEX Members duly called in accordance with the Amended COMEX By-Laws (or any successor provisions). Neither NYMEX nor NYMEX Holdings shall have any obligation, responsibility or duty with respect to the disposition of funds deposited with the Paying Agent in accordance with this Section 9(n)(ii).

(iii) Promptly upon the receipt by NYMEX Holdings of the Net IPO Proceeds, NYMEX Holdings shall cause funds in the amount of the Cash Payment (less the amount of the Special COMEX Reserve, if any) to be deposited with the Paying Agent, for distribution as provided below. Promptly after the Paying Agent receives the Cash Payment pursuant to this Section 9(n)(iii), the Paying Agent shall deliver or mail to each COMEX Owner who was shown on the records of COMEX as the record owner of a COMEX Membership as of the effective date of the IPO Registration, the COMEX Owner’s pro rata share of the Cash Payment. The pro rata share will be determined by multiplying the Cash Payment by a fraction the numerator of which is the number of COMEX Memberships owned of record by such COMEX Owner as of the effective date of the IPO Registration and the denominator of which is the aggregate number of COMEX Memberships outstanding as of the effective date of the IPO Registration.

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(iv) In the event the Closing occurs after an IPO, this Agreement will not affect the obligation of NYMEX Holdings to distribute the $10 million due to the COMEX Owners pursuant to Section 1.8.2(b) of the Merger Agreement, and NYMEX Holdings shall have no obligation to pay the Cash Payment to the COMEX Owners pursuant to this Section 9(n).

(o) Dilutive Effect. The parties agree that in the event of any transaction or issuance of capital stock, or declaration or commitment to issue any capital stock, by NYMEX Holdings, between the date of this Agreement and the closing of the IPO, that does not have the same pro rata dilutive effect on all shares of NYMEX Holdings Common Stock, or otherwise results in any payment or dividend to the NYMEX Stockholders in their capacity as NYMEX Stockholders that is not also afforded to the COMEX Owners (on a pro rata basis consistent with their respective ownership of (or rights to obtain under this Agreement) shares of NYMEX Holdings Common Stock), other than cash dividends made in accordance with Section 9(k)(ii), then NYMEX Holdings will provide an appropriate adjustment to the Closing COMEX Owners (or their assigns to the extent that shares have been transferred prior to such date) necessary to offset the impact of such transaction, issuance, declaration or commitment.

Section 10. Conditions to Each Party’s Obligations.

(a) Conditions to the Obligations of the Parties. The respective obligations of each of the NYMEX Parties (and, after the COMEX Owner Approval has been obtained, the COMEX Owners) to consummate the Transaction are subject to the fulfillment prior to or on the Closing Date of all of the following conditions.

(i) No Injunction. There shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered or issued that is applicable to this Agreement or the transactions contemplated hereby by any Governmental Entity prohibiting or enjoining the Transaction.

(ii) Approvals. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Entities required for the consummation of the Transaction (the “Required Approvals”) shall have been obtained or made and shall be in full force and effect, including with regard to the effectiveness of the COMEX Transaction S-1 and the approvals set forth on Exhibit A.

(iii) COMEX Owners’ Meeting. Prior to the Closing Date, this Agreement and the Transaction shall have been approved by the requisite affirmative vote of the COMEX Owners in accordance with the NPCL and the certificate of incorporation and By-Laws of COMEX.

(iv) NYMEX Stockholders’ Meeting. Prior to the Closing Date, the NYMEX Holdings Charter Amendment shall have been approved by the requisite affirmative vote of the NYMEX Stockholders in accordance with the DGCL and the NYMEX Holdings Charter and the Bylaws of NYMEX Holdings.

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(v) Performance. NYMEX Holdings shall have filed the NYMEX Holdings Charter Amendment required pursuant to Section 9(i) and COMEX shall have adopted the Amended COMEX By-Laws pursuant to Section 9(h).

(b) Further Conditions to the Obligations of Each of the Parties .  The obligations of each of the NYMEX Parties (and, after the COMEX Owner Approval has been obtained, the COMEX Owners) to consummate the Transaction are subject to the fulfillment (in the reasonable judgment of NYMEX Holdings, in the case of clauses (i) and (ii) below, or the reasonable judgment of the Governors Committee, in the case of clause (iii) below) prior to or on the Closing Date of all of the following conditions:

(i) Representations and Warranties Correct. The representations and warranties made by the NYMEX Parties shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a certain date, in which case it shall be true and correct as of such certain date, and the Closing shall be deemed a certification to that effect.

(ii) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the NYMEX Parties on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii) No NYMEX Material Adverse Effect. There shall have been no event, occurrence or development which, individually or in the aggregate, has caused, or would reasonably be expected to cause, a NYMEX Material Adverse Effect.

(c) Further Conditions to the Obligations of Each of the NYMEX Parties. The obligations of each of the NYMEX Parties to consummate the Transaction are subject to the fulfillment (in the reasonable judgment of NYMEX Holdings) prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the NYMEX Parties, as applicable:

(i) Representations and Warranties Correct. The representations and warranties made by the Governors Committee herein shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a certain date, in which case it shall be true and correct as of such certain date, and Closing shall be deemed a certification to that effect.

(ii) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Governors Committee on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii) No Litigation. There shall not be any litigation challenging or seeking damages in connection with the Transaction which would reasonably be likely to enjoin the Transaction or result in damages that would be materially adverse to the NYMEX Parties, such likelihood and materiality to be determined in good faith by NYMEX Holdings upon the advice of counsel.

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(iv) No COMEX Material Adverse Effect. There shall have been no event, occurrence or development which, individually or in the aggregate, has caused, or would reasonably be expected to cause, a COMEX Material Adverse Effect.

Section 11. Termination of Agreement, Waiver.

(a) Termination. This Agreement may be terminated:

(i) prior to the COMEX Owners’ Meeting, by mutual consent of the parties hereto;

(ii) prior to the Closing, by any party (other than a party then in material breach of their obligations hereunder) in the event that (A) the NYMEX Stockholder Approval is not obtained at the NYMEX Stockholders’ Meeting, (B) the COMEX Owner Approval is not obtained at the COMEX Owners’ Meeting or (C) if the Closing shall not have occurred on or before November 15, 2006 (the “Termination Date”); provided, however, that in the case of clause (C), if the Required Approvals have not been obtained on or before October 16, 2006, then the Termination Date shall be extended to the earliest date that is 30 days after the date upon which all of the Required Approvals have been obtained, but in no event later than January 9, 2007;

(iii) prior to the Closing, by the NYMEX Parties upon any change by the Governors Committee of their recommendation of this Agreement and the Transaction or the taking of any action by the Governors Committee inconsistent with their obligations set forth in Section 9(g)(ii); or

(iv) prior to the Closing, by the Governors Committee upon any change by the NYMEX Board of their recommendation of this Agreement and the Transaction or the taking of any action by the NYMEX Board inconsistent with their obligations set forth in Section 9(c).

(b) Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11(a), this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (other than for willful breach by any party of their obligations prior to termination), and the rights, duties and obligations of the parties shall revert to and remain as they were prior to the execution of this Agreement.

(c) Waiver.

(i) At any time prior to the Closing, either the NYMEX Parties, on the one hand, or the Governors Committee, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or

26

in any document delivered pursuant hereto, and (c) waive any of the conditions to the waiving party’s obligation to consummate the Transaction. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in writing in an instrument signed by or on behalf of such party. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(ii) After the Closing, any such extension or waiver described in Section 11(c)(i) must be approved in the manner set forth in Section 12(b)(ii), and shall not require any action or approval by the Governors Committee.

Section 12. General Provisions.

(a) Survival of Representations and Warranties; Survival of Covenants. All representations or warranties made in this Agreement shall survive with respect to any written claim for breach thereof brought no later than 18 months after the Closing Date, and no claim for breach thereof may be brought after such time. All covenants made by any party pursuant to this Agreement shall survive the Closing until the expiration or performance of the applicable covenant.

(b) Amendment.

(i) Prior to the time that COMEX Owner Approval has been obtained, this Agreement may be amended only by the mutual approval of the parties hereto (i.e., NYMEX Holdings, NYMEX, COMEX and the Governors Committee), and only by an instrument in writing signed by the parties.

(ii) After the COMEX Owner Approval has been obtained, this Agreement may be amended, but only by an instrument in writing signed by the NYMEX Parties and approved by the affirmative vote of the record owners of at least 66  2/3% of the COMEX Memberships present in person or by proxy at a meeting duly called in accordance with the NPCL and other applicable law and the certificate of incorporation and By-Laws of COMEX.

(c) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by NYMEX Holdings or NYMEX, on the one hand, or COMEX, on the other hand, without the prior written consent of the other, but no such assignment shall relieve the assignor of its obligations hereunder. In addition, none of the third-party beneficiary rights set forth in Section 3(d)(i) may be assigned, in whole or in part, by any of the Closing COMEX Owners; provided that (i) any right to receive after the Closing Date (A) Transaction Shares in accordance with the applicable provisions of Section 4 or Section 5 and (B) any payments in respect of such undistributed shares pursuant to Section 9(k) may be assigned together to subsequent transferees as a package with the COMEX Membership in respect of which they are entitled to receive such Transaction Shares and payments in accordance with Section 4(h) and Section 9(l), (ii) the rights contained in Section 9(j), Section 9(l)(ii), Section 9(m) and Section 9(o) may be assigned to subsequent

27

transferees of the Series B Common Stock issued pursuant to this Agreement and (iii) the rights contained in Section 9(j), Section 9(l)(i) and Section 9(n) may be assigned to subsequent transferees of COMEX Memberships. Any such purported assignment or delegation in violation of the foregoing sentence shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and assigns.

(d) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail, pre-paid overnight courier or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter), if to NYMEX or NYMEX Holdings:

New York Mercantile Exchange, Inc.

One North End Avenue

World Financial Center

New York, NY 10282

Attention: Christopher Bowen, Esq.

Facsimile No.: (212) 299-2299

if to COMEX:

Commodity Exchange, Inc.

One North End Avenue

World Financial Center

New York, NY 10282

Attention: Richard Schaeffer, Chairman

Facsimile No.: (212) 301-4568

in the case of NYMEX, NYMEX Holdings or COMEX, with a copy to

(which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

Attention: Eric J. Friedman, Esq.

Facsimile No.: (212) 735-2000

if to the Governors Committee:

The Governors Committee of Commodity Exchange, Inc.

One North End Avenue

World Financial Center

New York, NY 10282

Attention: Chairman and Vice Chairman

Facsimile No.: (212) 301-4647

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with a copy to (which shall not constitute notice):

Sachnoff & Weaver, Ltd.

10 S. Wacker Drive

40th Floor Chicago, IL 60606

Attention: Barry S. Rosen. Esq.

Facsimile No.: (312) 207-6400

or at such other address as NYMEX, NYMEX Holdings, COMEX or the Governors Committee may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, one business day after deposit with overnight courier for next business day delivery, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(e) No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(f) Parties in Interest. Except as expressly set forth in Section 3(d), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(h) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12(d) shall be deemed effective service of process on such party.

29

(i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(k) Entire Agreement. This Agreement and the form of Amended COMEX By-Laws, attached hereto as Exhibit E, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. No party or third-party beneficiary under this Agreement may rely or has relied on any representation, warranty, agreement, undertaking or other obligation not expressly stated in this Agreement.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Execution Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEW YORK MERCANTILE EXCHANGE, INC.

By:	/s/ James E. Newsome
Name:	James E. Newsome
Title:	President & CEO

NYMEX HOLDINGS, INC.

By:	/s/ James E. Newsome
Name:	James E. Newsome
Title:	President & CEO

COMMODITY EXCHANGE, INC.

By:	/s/ James E. Newsome
Name:	James E. Newsome
Title:	President & CEO

THE GOVERNORS COMMITTEE OF COMMODITY EXCHANGE, INC.

By:	/s/ Michael P. Devaney
Name:	Michael P. Devaney
Title:	Chairman

31

Exhibit A

CFTC CONSENTS

The parties intend that Commodity Exchange, Inc. (“COMEX”) will submit to the Commodity Futures Trading Commission (“CFTC”) implementing by-laws and rules via the process of self-certification. In addition, in its sole discretion, COMEX may determine to submit the by-laws and rules to the CFTC for its approval.

By regulation, any rule submitted to the CFTC for its approval generally is subject to a 45-day review period following submission; provided that the submission complies with all applicable requirements and COMEX does not alter the rule or supplement the submission (except as may be requested by the CFTC). In addition, the CFTC may extend the review period by an additional 30 days if the CFTC notifies COMEX that the proposed rule raises novel or complex issues or is of major economic significance. The CFTC’s rules additionally allow for CFTC approval on an expedited basis prior to the end of the 45-day period.

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Exhibit B

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

NYMEX HOLDINGS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

NYMEX Holdings, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article FOURTH, Section (a) of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

(a) The total number of shares of stock that the Corporation shall have authority to issue is 176,169,600, of which the Corporation shall have authority to issue (i) 168,009,600 shares of common stock, each having a par value of $0.01 (the “Common Stock”), which includes (A) 24,480,000 shares of Series A-1 Common Stock (the “Series A-1 Common Stock”), (B) 24,480,000 shares of Series A-2 Common Stock (the “Series A-2 Common Stock”), (C) 24,480,000 shares of Series A-3 Common Stock (the “Series A-3 Common Stock”), (D) 2,161,600 shares of Series B-1 Common Stock (the “Series B-1 Common Stock”), (E) 2,161,600 shares of Series B-2 Common Stock (the “Series B-2 Common Stock”), (F) 2,161,600 shares of Series B-3 Common Stock (the “Series B-3 Common Stock”) and (ii) 8,160,000 shares of preferred stock, each having a par value of $0.01 (the “Preferred Stock”), all of which shall be designated as Series A Preferred Stock (as defined in Article FOURTH, Section (b)(1)). The Series A-1 Common Stock, Series B-1 Common Stock, Series A-2 Common Stock, Series B-2 Common Stock, Series A-3 Common Stock and Series B-3 Common Stock shall be collectively referred to as shares of “Restricted Common Stock” and the other shares of Common Stock shall be referred to as the “Conversion Common Stock.” All shares of Restricted Common Stock that automatically convert into shares of Conversion Common Stock pursuant to Article FIFTH, Section (b) or Section (d), shall be retired and shall not assume the status of authorized shares or be available for reissuance.

SECOND: Article FOURTH of the Corporation’s Certificate of Incorporation is hereby amended to add Sections (c) and (d) set forth below immediately following Article FOURTH, Section (b):

(c) Except as otherwise expressly provided in Section 9(k) of the Transaction Agreement by and among the Exchange, the Corporation and Commodity Exchange, Inc. (“COMEX”), dated September 20, 2006 (the “COMEX Transaction Agreement”), the powers, preferences and rights of (i) the holders of Series A-1 Common

Stock and the holders of Series B-1 Common Stock, (ii) the holders of Series A-2 Common Stock and the holders of Series B-2 Common Stock and the (iii) the holders of Series A-3 Common Stock and the holders of Series B-3 Common Stock, and the qualifications, limitations and restrictions thereof, shall in all respects be identical.

(d) Except as otherwise expressly provided in Section 9(k) of the COMEX Transaction Agreement and Article FIFTH hereof, the powers, preferences and rights of the holders of Conversion Common Stock, Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock, Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock, and the qualifications, limitations and restrictions thereof, shall in all respects be identical.

THIRD: Article FIFTH, Sections (b) – (e) of the Corporation’s Certificate of Incorporation are hereby amended to read in their entirety as set forth below:

(b) Until the Initial Public Offering (as defined in Article FOURTH), (i) the shares of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock (collectively, the “Series A Common Stock”) shall be transferable only in accordance with procedures that the Corporation will establish and publish and are as set forth as Schedule 6.2 to the Investor Rights Agreement, dated as of March 14, 2006, by and among the Corporation and the General Atlantic Parties (the “Investor Rights Agreement”) to facilitate and govern the methods by which the sales of Series A Common Stock or Class A memberships in the Exchange (each, an “Exchange Membership”), either alone or together will occur and (ii) the shares of Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock (collectively, the “Series B Common Stock”) shall be transferable only in accordance with procedures that the Corporation will establish and publish and which will be substantially similar to those described in clause (i), to facilitate and govern the methods by which the sales of Series B Common Stock or memberships in COMEX (each, a “COMEX Membership”), either alone or together will occur, in the case of clause (i) and clause (ii), to (x) an owner of one or more Exchange Memberships or COMEX Memberships or (y) a holder of Restricted Common Stock or Series A Preferred Stock; provided, that (A) a General Atlantic Party may only acquire such shares in accordance with the terms and conditions of the Investor Rights Agreement and (B) if any shares of Restricted Common Stock are transferred to any General Atlantic Party, such shares of Restricted Common Stock shall automatically convert, without any action on the part of the transferor or the General Atlantic Party receiving such shares, into the same number of shares of Conversion Common Stock and shall be subject to the Investor Rights Agreement in accordance with and to the extent of the terms and conditions thereof. Accordingly, notwithstanding the provisions of paragraph (a) of this Article FIFTH, so long as this paragraph (b) remains in effect: (i) the shares of Restricted Common Stock shall not be transferable, and shall not be transferred on the books of the Corporation, unless such transfer is made in compliance with this Article FIFTH; (ii) each certificate evidencing ownership of shares of Restricted Common Stock shall bear a legend prominently noting that fact and the restrictions on transfer contained in this Article FIFTH; and (iii) any attempted or purported transfer of shares of Restricted Common Stock in violation of the provisions of this Article FIFTH shall be null and void ab initio.

2

(c) In the event of the Initial Public Offering, each holder of shares of Restricted Common Stock will not, during the applicable Restricted Period (as defined below), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Restricted Common Stock or any securities convertible into or exercisable or exchangeable for Restricted Common Stock (including without limitation, shares of Restricted Common Stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Restricted Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock, other securities, cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the period beginning on the effective date of the registration statement relating to the Initial Public Offering and ending on the date that is 180 days after such effective date, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs; or (2) prior to the expiration of such 180-day period, the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Article FIFTH, Section (c) shall continue to apply with respect to shares of Restricted Common Stock that were to convert into shares of Conversion Common Stock upon the expiration of such 180-day period until the expiration of an 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Each certificate evidencing ownership of shares of Restricted Common Stock shall bear a legend prominently noting such restrictions on transfer contained in this Article FIFTH, Section (c), and in furtherance of the foregoing, the Corporation and any duly appointed transfer agent for the registration or transfer of the shares of Restricted Common Stock described herein are hereby authorized to decline to make any transfer of shares of Restricted Common Stock if such transfer would constitute a violation or breach of this Article FIFTH, Section (c).

(d) The term “Restricted Period” means each of the periods commencing on the date of the Initial Public Offering and ending (x) with respect to the shares of Series A-1 Common Stock and Series B-1 Common Stock, 180 days thereafter, unless a later date is mandated by the second sentence of Article FIFTH, Section (c), above, and in such case as of such later date, (y) with respect to the shares of Series A-2 Common Stock and Series B-2 Common Stock, 360 days thereafter, and (z) with respect to the shares of Series A-3 Common Stock and Series B-3 Common Stock, 540 days thereafter so that none of the shares of Restricted Common Stock shall be subject to restrictions on transfer contained in this Article FIFTH as of such 540th day. Immediately following the expiration of the relevant Restricted Period, the applicable shares of Restricted Common Stock shall automatically convert, without any action by the holder, into the same number of shares of Conversion Common Stock. The board of directors of the Corporation (the “Board of Directors”) shall have the authority, in its sole and absolute

3

discretion, to reduce the duration of, or to remove, in whole or in part, any Restricted Period and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of Series A Common Stock and Series B Common Stock into the same number of shares of Conversion Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Restricted Common Stock, such number of its authorized but unissued shares of Conversion Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Restricted Common Stock.

(e) Notwithstanding any other provision of this Article FIFTH, the following transfers of Restricted Common Stock shall be permitted but shall not shorten the Restricted Period: (i) transfers of shares of Restricted Common Stock (1) to the transferor’s spouse or child, (2) to a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder’s will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased stockholder or a trust for the sole benefit of such spouse or child, or (6) pursuant to a pledge as collateral or assignment for the benefit of the Exchange and the clearing members of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange in each case where the transferee receives the same series of Restricted Common Stock as held by the transferor, (ii) transfers to satisfy claims of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange or (iii) any redemption by the Corporation that has been approved by the Board of Directors.

FOURTH: The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, NYMEX Holdings, Inc. has caused this Certificate to be duly executed in its corporate name this        day of                     , 2006.

NYMEX Holdings, Inc.

By:
Name:
Title:

4

Exhibit C

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

NYMEX HOLDINGS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

NYMEX Holdings, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth below:

FOURTH:

(a) The total number of shares of stock that the Corporation shall have authority to issue shall be 181,909,600 shares of common stock, each having a par value of $0.01, and shall include (a) 24,480,000 shares of Series A-1 Common Stock (the “Series A-1 Common Stock”), (b) 24,480,000 shares of Series A-2 Common Stock (the “Series A-2 Common Stock”), (c) 24,480,000 shares of Series A-3 Common Stock (the “Series A-3 Common Stock,” and, together with the Series A-1 Common Stock and Series A-2 Common Stock, the “Series A Common Stock”), (d) 2,161,600 shares of Series B-1 Common Stock (the “Series B-1 Common Stock”), (e) 2,161,600 shares of Series B-2 Common Stock (the “Series B-2 Common Stock”), (f) 2,161,600 shares of Series B-3 Common Stock (the “Series B-3 Common Stock,” and, together with the Series B-1 Common Stock and Series B-2 Common Stock, the “Series B Common Stock”), (g) 22,060,000 shares of common stock, (h) 73,440,000 shares of common stock which may only be issued upon conversion of the shares of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock in accordance with Article FIFTH, Section (c) and (i) 6,484,800 shares of common stock which may only be issued upon conversion of the shares of Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock in accordance with Article FIFTH, Section (c). The Series A Common Stock and the Series B Common Stock are collectively referred to herein as shares of “Restricted Common Stock” and the other shares of common stock are referred to herein as shares of “Common Stock.” All shares of Restricted Common Stock that automatically convert into shares of Common Stock pursuant to Article FIFTH, Section (c), shall be retired and shall not assume the status of authorized shares or be available for reissuance. Upon the conversion and retirement of all of the shares of Restricted Common Stock and the filing of the certificate contemplated by Section 243 of the DGCL, the total number of authorized shares shall be 101,984,800.

(b) Except as otherwise expressly provided in Section 9(k) of the Transaction Agreement by and among New York Mercantile Exchange, Inc. (the “Exchange”), the Corporation and Commodity Exchange, Inc. (“COMEX”), dated September 20, 2006 (the “COMEX Transaction Agreement”), the powers, preferences and rights of (i) the holders of Series A-1 Common Stock and the holders of Series B-1 Common Stock, (ii) the holders of Series A-2 Common Stock and the holders of Series B-2 Common Stock and the (iii) the holders of Series A-3 Common Stock and the holders of Series B-3 Common Stock, and the qualifications, limitations and restrictions thereof, shall in all respects be identical.

(c) Except as otherwise expressly provided in Section 9(k) of the COMEX Transaction Agreement and Article FIFTH hereof, the powers, preferences and rights of the holders of Common Stock, Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock, Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock, and the qualifications, limitations and restrictions thereof, shall in all respects be identical.

SECOND: Article FIFTH, Sections (b) – (d) of the Corporation’s Amended and Restated Certificate of Incorporation are hereby amended to read in their entirety as set forth below:

(b) Each holder of shares of Restricted Common Stock will not, during the applicable Restricted Period (as defined below), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Restricted Common Stock or any securities convertible into or exercisable or exchangeable for Restricted Common Stock (including without limitation, shares of Restricted Common Stock of which such holder may be deemed to be a Beneficial Owner (as defined below) and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Restricted Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Restricted Common Stock, other securities, cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the period beginning on the effective date of the registration statement relating to the Initial Public Offering (as defined below) and ending on the date that is 180 days after such effective date, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs; or (2) prior to the expiration of such 180-day period, the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Article FIFTH, Section (b) shall continue to apply with respect to shares of Restricted Common Stock that were to convert into shares of Common Stock upon the expiration of such 180-day period until the expiration of an 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Each certificate evidencing ownership of shares of Restricted Common Stock shall bear a legend prominently noting such restrictions on transfer contained in this

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Article FIFTH, Section (b), and in furtherance of the foregoing, the Corporation and any duly appointed transfer agent for the registration or transfer of the shares of Restricted Common Stock described herein are hereby authorized to decline to make any transfer of shares of Restricted Common Stock if such transfer would constitute a violation or breach of this Article FIFTH, Section (b).

(c) The term “Restricted Period” means each of the periods commencing on the date of the Initial Public Offering and ending (x) with respect to the shares of Series A-1 Common Stock and Series B-1 Common Stock, 180 days thereafter, unless a later date is mandated by the second sentence of Article FIFTH, Section (b), above, and in such case as of such later date, (y) with respect to the shares of Series A-2 Common Stock and Series B-2 Common Stock, 360 days thereafter, and (z) with respect to the shares of Series A-3 Common Stock and Series B-3 Common Stock, 540 days thereafter so that none of the shares of Restricted Common Stock shall be subject to restrictions on transfer contained in this Article FIFTH as of such 540th day. Immediately following the expiration of the relevant Restricted Period, the applicable shares of Restricted Common Stock shall automatically convert, without any action by the holder, into the same number of shares of Common Stock. The board of directors of the Corporation (the “Board of Directors”) shall have the authority, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, any Restricted Period and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of Series A Common Stock and Series B Common Stock into the same number of shares of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Restricted Common Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Restricted Common Stock.

(d) Notwithstanding any other provision of this Article FIFTH, the following transfers of Restricted Common Stock shall be permitted but shall not shorten the Restricted Period: (i) transfers of shares of Restricted Common Stock (1) to the transferor’s spouse, child, stepchild, grandchild or great-grandchild (each such person, an “Immediate Family Member”), (2)(x) to a trust established for the benefit of the transferor or an Immediate Family Member of the transferor or (y) from such a trust to the beneficiary and/or the grantor of such trust, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder’s will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is an Immediate Family Member of the deceased stockholder or a trust for the sole benefit of such Immediate Family Member, or (6) pursuant to a pledge as collateral or assignment for the benefit of the Exchange and the clearing members of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange in each case where the transferee receives the same series of Restricted Common Stock as held by the transferor, (ii) transfers to satisfy claims of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange or (iii) any redemption by the Corporation or other transfer (where the transferee receives the same series of Restricted Common Stock as held by the transferor) that has been approved by the Board of Directors in its sole and absolute discretion.

THIRD: The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, NYMEX Holdings, Inc. has caused this Certificate to be duly executed in its corporate name this        day of                     , 2006.

NYMEX Holdings, Inc.

By:
Name:
Title:

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Exhibit D

RECOGNITION AND RETENTION PLAN

FOR MEMBERS OF

THE COMEX DIVISION OF

NEW YORK MERCANTILE EXCHANGE

ARTICLE I

PURPOSE

The purpose of the Recognition and Retention Plan (the “Plan”) for Members of the COMEX Division of New York Mercantile Exchange (“NYMEX”) is to promote continuity and stability among the membership of Commodity Exchange, Inc. (together with Commodity Exchange, Inc. (as constituted prior to August 3, 1994) for periods before August 3, 1994, and the COMEX Division of NYMEX for any period after such date after which NYMEX has succeeded to substantially all of the assets of Commodity Exchange, Inc. (as constituted as of August 3, 1994), “COMEX”), and to thereby increase economic activity of COMEX, by rewarding members of COMEX for long-term and continuous membership.

ARTICLE II

DEFINITIONS

1. “Account” shall mean the account established pursuant to Section 1 of Article V of the Plan to fund the payment of benefits to Qualified Participants and Beneficiaries.

2. “Beneficiary” shall mean any person or persons designated by a Participant in writing to the Committee to receive any payments of benefits due after his death, or in the absence of a designation, the legal representative of the estate of the Participant. No Beneficiary shall have any right to a benefit under the Plan unless he shall survive the Participant.

3. “Board” shall mean the Board of Directors of NYMEX.

4. “COMEX” shall mean Commodity Exchange, Inc. (as constituted as of the Effective Date), except that (i) for periods before the Effective Date, “COMEX” shall mean Commodity Exchange, Inc. (as constituted prior to the Effective Date), and (ii) for any period after such date and on or after the date on which NYMEX has succeeded to substantially all of the assets of Commodity Exchange, Inc. (as constituted as of the Effective Date), “COMEX” shall mean the COMEX Division of NYMEX.

5. “Committee” shall mean the committee appointed by the Board pursuant to the provisions of Section 1 of Article VI to administer the Plan.

6. “Continuous Service” of a Participant shall mean the period commencing on the later of January 1, 1987 or the date a Member becomes a Participant and during which such Participant’s membership in COMEX in a single membership category is not interrupted by a cumulative total of more than 365 days. With respect to a natural person who is a Member as of the Effective Date, Continuous Service shall not exclude service merely because such service was performed after January 1, 1987 and prior to the Effective Date. Membership need not be owned and need not be for or on behalf of the same firm or entity to count toward Continuous Service. Any period of time during which a member is suspended or otherwise not in good standing shall be deemed an interruption of Continuous Service, as will (as reflected in the description of the Plan (as formerly constituted) provided to Members by letter dated July 16, 1992 from M. Dawn Lowe, Vice President and Corporate Secretary of Commodity Exchange, Inc.) any time period in which the Member ceased to be a Member, switched membership category, was suspended from membership or leased an original membership seat.

7. “Effective Date” shall mean August 3, 1994.

8. “Full Member” shall mean any member of record of COMEX, except a licensee, who is a natural person and who holds one or more of the authorized and outstanding 772 full memberships in COMEX as of the Effective Date, and as thereafter may from time to time have been, or be, transferred, whether the member owns his or her membership or holds such membership pursuant to an A-B-C Agreement.

9. “Member” shall mean a Full Member or an Option Member.

10. “NYMEX” shall mean New York Mercantile Exchange.

11. “Option Member” shall mean any member of record of COMEX who is a natural person and who holds one or more of the authorized and outstanding 238 option memberships in COMEX as of the Effective Date, and as thereafter may from time to time have been, or be, transferred, whether the member owns his or her membership or holds such membership pursuant to an A-B-C Agreement.

12. “Participant” shall mean all Members who become Participants in accordance with Section 1 of Article III of the Plan.

13. “Plan” shall mean the Recognition and Retention Plan for Members of the COMEX Division of New York Mercantile Exchange.

14. “Qualified Participant” shall mean a Member who has satisfied the requirements of Section 2 of Article III thereby entitling him, subject to the terms to the Plan, to the payment of a benefit under the Plan.

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ARTICLE III

PARTICIPATION

1. Admission as a Participant

(a) All Members on the effective date of the Plan shall become Participants effective on such date.

(b) Unless otherwise provided herein, all Members who become Members subsequent to the effective date of the Plan shall become Participants effective on the date such Participant first becomes a Member.

2. Eligibility to Receive Benefits

All Participants who complete fifteen (15) years of Continuous Service shall be Qualified Participants, and thereby shall be entitled, subject to the terms and conditions of the Plan, to the receipt of a benefit hereunder. Benefits under the Plan are payable only to a Qualified Participant or, in the event of such Qualified Participant’s death, his Beneficiary. Benefits shall be payable to a Qualified Participant individually, and not to a Qualified Participant’s firm or affiliation.

ARTICLE IV

BENEFITS

1. Benefit Commencement Date

Subject to the provisions of Article V hereof, the payment of benefits to a Qualified Participant shall commence on the first business day of the first calendar quarter following the later of (i) the date such Qualified Participant attains the age of 59-1/2 years of age, whether or not such Qualified Participant is a Member on such date; or (ii) the date such Qualified Participant completes fifteen (15) years of Continuous Service, whether or not such Qualified Participant is a Member on the benefit commencement date.

2. Amount of Benefits

(a) Subject to the limitations provided in Article V hereof, (i) each Qualified Participant who is a Full Member shall be entitled to receive the sum of $12,500 per year for ten years, and (ii) each Qualified Participant who is an Option Member shall be entitled to receive the sum of $2000 per year for ten years. Such annual payment to each Qualified Participant shall be paid in equal quarterly installments, with payment being made on the first business day of each calendar quarter during the ten-year period.

(b) Each Qualified Participant is entitled to only one benefit under the Plan, regardless of the number of memberships such Qualified Participant owns or holds pursuant to an A-B-C

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Agreement. If a Qualified Participant is both a Full Member and an Option Member, such Qualified Participant shall be entitled to receive the Full Member benefit.

(c) Payment of Benefits in the Event of Death

In the event of a Qualified Participant’s death prior to having commenced receiving or receiving in full his or her benefit as provided in Section 2 above, the present value of the benefit or the unpaid portion thereof, as the case may be, shall be payable in a lump sum to his Beneficiary. Such lump sum payment shall be made on the first business day of the second calendar quarter after the Committee receives notice of the Qualified Participant’s death from the Beneficiary or the Qualified Participant’s personal representative. In calculating the present value of the unpaid portion of a benefit, the Committee shall in its sole discretion, in good faith, determine the applicable interest rate to be used in making its calculation. Such determination shall be conclusive and binding upon all parties. Such determination shall not be deemed to have been made by the Committee in a fiduciary capacity.

ARTICLE V

LIMITATION ON BENEFITS;

OTHER LIMITATIONS

1. Funding of the Plan

(a) COMEX shall establish the Account to fund the payment of benefits under Article IV of the Plan. COMEX shall deposit in the Account such amounts as it shall determine in its sole and absolute discretion to contribute for the payment of such benefits.

(b) The amounts held in the Account shall be invested in, or committed to, such instruments or transactions as the Committee deems appropriate.

(c) The amounts of any benefits paid pursuant to Article IV of the Plan shall be charged against the value of the Account.

(d) COMEX shall have no obligation to contribute any assets or otherwise to fund benefits under the Plan other than such assets as it shall, in its sole and absolute discretion, contribute to the Account. Benefits shall be payable only from the Account. If on any date on which a benefit is payable to a Qualified Participant or Beneficiary only a portion of the aggregate benefits due and payable to all Qualified Participants and Beneficiaries may be paid because of an insufficiency of assets in the Account, the aggregate amount that may be paid on such date shall be apportioned among all such Qualified Participants and Beneficiaries in proportion to the amounts then otherwise payable to each of them. Any amount unpaid because of insufficiency of assets in the Account

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shall be forfeited and no Qualified Participant, Beneficiary, or any other person shall have any claim against COMEX for any unpaid amount.

(e) Subject to Section 3 of this Article V, the Board may, upon the affirmative vote of a majority of the Board members voting, determine to discontinue future contributions to the Account provided for in subsection (a) or to remove funds placed in the Account to use for its general corporate purposes or otherwise. No Member, Participant, Qualified Participant or Beneficiary shall be entitled to challenge any such determination and the Board shall be under no obligation to replace any amounts removed from the Account.

(f) COMEX does not guarantee, or undertake to ensure, that at any time there will be adequate funds in the Account to satisfy benefits.

2. Limitation Due to Insolvency; NYMEX Not to Have Certain Obligations

(a) The Account shall be subject to claims of creditors of COMEX and, for any period during which COMEX comprises a portion of NYMEX that is not a separate entity, NYMEX, and no Qualified Participant or Beneficiary shall have any right, title, interest, or claim in or to the Account or any other assets of COMEX or NYMEX. NYMEX (other than such portion of NYMEX as constitutes COMEX while COMEX does not exist as an entity distinct from NYMEX) shall have no obligation hereunder regarding contributions, benefits or otherwise, except as may be otherwise expressly and specifically provided hereunder.

(b) No benefits under the Plan may be paid while COMEX (or, while COMEX does not exist as an entity distinct from NYMEX, NYMEX) is insolvent or would, by reason of making such payments, be made insolvent or rendered unable to carry on its corporate purposes, or when the fair value of COMEX’s (or, while COMEX is not separately subject to the New York Not-for-Profit Corporation Law, NYMEX’s) assets remaining after such payment would be insufficient to meet its liabilities, within the meaning of Sections 515 and 1410 of the New York Not-for-Profit Corporation Law, as said sections may from time to time be hereafter amended, or any successor provisions or comparable provisions of any other applicable law.

(c) If on any date on which a benefit is payable to a Qualified Participant or a Beneficiary only a portion of the aggregate benefits due and payable to all Qualified Participants and Beneficiaries may be paid because of the provisions of subsection (b) above, the aggregate amount that may be paid on such date shall be apportioned among all such Qualified Participants and Beneficiaries in proportion to the amounts then otherwise payable to each of them. In the event that all or part of a benefit otherwise due and payable is not paid to a Qualified Participant or

5

Beneficiary for the foregoing reason, the unpaid amount thereof shall cumulate and shall be added to the amount due and payable to such Qualified Participant or Beneficiary on the first business day of the next succeeding calendar quarter subject to the provisions of subsection (b) above.

3. Other Limitations

(a) This Section 3 shall apply notwithstanding any other provision of the Plan to the contrary.

(b) No new Participants shall be admitted to the Plan on or after the Effective Date.

(c) The Plan shall remain in full force and effect until full payment has been made of all benefits (the amounts of which are to be calculated under the applicable terms of the Plan other than this sentence, and other than any provision permitting an early termination of the Plan inconsistent with this Section 3) to which the Participants (who have become such before the Effective Date) become entitled on or before the day after the fifteenth anniversary of the Effective Date. In each year in which NYMEX funds its Members Retention and Retirement Plan, NYMEX shall cause COMEX to (or NYMEX shall) fund the Plan’s Account in an amount equal to $800,000. In each year in which NYMEX does not fund its Members Retention and Retirement Plan and does not make any distribution or pay any dividend permitted by law to its members, NYMEX shall cause COMEX to (or NYMEX shall) fund the Plan’s Account in an amount equal to $400,000. In each year in which NYMEX does not fund its Members Retention and Retirement Plan but does make any distribution or pays any dividend permitted by law to its members, NYMEX shall fund the Plan’s Account in an amount equal $800,000. The annual net earnings on the assets in the Plan’s Account shall be accumulated and added to (or subtracted from, as the case may be) the principal thereof. Except to the extent that the following provisions of this sentence would cause the Plan to be deemed to be funded for tax purposes, as long as the Plan is in effect no withdrawals shall be made from the Plan’s Account other than to pay the Plan benefits (except as a result of the Plan’s Account being subject to claims of creditors as otherwise provided herein). Notwithstanding the foregoing, any amount required to be paid by NYMEX or COMEX as set forth in this paragraph for the year ending November 30, 1994 shall be equal to the product of (i) such amount and (ii) 365 minus the number of days from (and including) December 1, 1993 to (and including) the Closing Date divided by 365.

(d) For the year 2002 and each year thereafter, all benefits to be paid under the Plan shall be based on the amounts that as of January 1, 2002 and from time to time thereafter will be expected, as determined under reasonable actuarial assumptions, to be available thereunder to pay benefits; provided that in no event shall benefits payable to any individual under the Plan exceed the benefits that would be payable under the Plan without regard to

6

this Section 3; and provided, further, that the applicable actuarial assumptions shall be reviewed at least once in each calendar year to follow 1993. For the year 2002 and each year thereafter, if the actuary for COMEX or NYMEX determines that the Plan is overfunded (provided that the interest rate used to make this determination shall be the Chemical prime rate), the Board may, upon the affirmative vote of a majority of the Board members voting, determine, to the extent of such overfunding, to remove funds placed in the Account to use for its general corporate purposes or otherwise; provided that, to the extent that additional benefits would otherwise have been ultimately payable under the plan had such amounts not been so removed and interest at the Chemical prime rate as in effect from time to time had been earned on such amounts, such amounts with such interest shall be returned to the Plan’s Account as soon as practicable where, and to the extent that, the absence of such return would result in a delay or reduction in such benefits. Any amounts remaining in the Plan’s Account after the satisfaction of all liabilities under the Plan shall be removed for general corporate purposes, or otherwise.

(e) Notwithstanding anything to the contrary contained in this Section 3, the $800,000 and $400,000 figures wherever used above shall be reduced at COMEX’s or NYMEX’s request from time to time (but not more often than monthly), and whether for an entire year or for the prorated portion of any year, in any case in which the assumptions attached to the Plan as Exhibit A (as adjusted from time to time under this Section 3(e)) can be shown not to be reflective of the actual facts as they develop or otherwise can be adjusted for changes that may reasonably be made to such assumptions from time to time (provided that the interest rate used to make this adjustment shall be the Chemical prime rate). If -

(i) under the foregoing sentence (A) actuarial assumptions are adjusted for changes that may reasonably be made to such assumptions from time to time and (B) the $800,000 or $400,000 figure (as applicable) is consequently reduced, and

(ii) (A) subsequent actual facts as they further develop are inconsistent with such adjustment and consequent reduction or (B) the revised actuarial assumptions underlying the reduced contribution requirement can be shown not to be reflective of the actual facts as they develop or otherwise can be shown to be unreasonable (provided that the interest rate used to make this determination shall be the Chemical prime rate), then, as soon as practicable, (x) in the case of clause (ii) (A) above, NYMEX shall cause COMEX to (or NYMEX shall) fund the Plan by the amount of the excessive reduction, with interest at the Chemical prime rate as in effect from time to time; provided that the funding requirement of this sentence shall in no event exceed the amount of a corresponding reduction that had been made under the foregoing sentence, with interest at the Chemical prime rate as in effect from time to time; and (y) in the case of clause (ii)(B) above, the actuarial assumptions to be used prospectively shall be

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adjusted so as to be reasonable (provided that the interest rate used to make this adjustment shall be the Chemical prime rate); provided that the in no event shall the funding requirements of this Section 3 ever exceed the $800,000 and $400,000 figures otherwise set forth in this Section 3.

(f) On and after the Effective Date, the Plan shall not be amended or terminated to the detriment of the benefits of any Participant (who has become such before the Effective Date), except as may be required by law, or in accordance with the written consent of sixty percent (60%) of the Participants (who have become such before the Effective Date) then living.

(g) On and after the Effective Date, benefits which may become payable under the Plan shall be payable solely from the Plan’s Account, and in no circumstances shall such amounts be payable from the general corporate funds of COMEX or NYMEX (except inasmuch as amounts in the Plan’s Account, are themselves considered general corporate funds of COMEX or NYMEX, respectively, or if and to the extent NYMEX shall have failed (and shall have failed to cause COMEX) to fund the Plan’s Account in accordance with this Section 3).

(h) If (i) NYMEX enters into or effects any transaction involving the merger or consolidation of NYMEX or COMEX (or a successor to COMEX) with or into another entity, the sale, transfer or lease of all or substantially all of the assets of NYMEX or COMEX (or a successor to COMEX) to another entity or any similar transaction (the “Transaction”), (ii) NYMEX is not then in Violation of this Section 3 (provided that, for these purposes any contributions or actions required to be made or taken “as soon as practicable” shall have been made prior to the consummation of the Transaction) and (iii) the surviving or acquiring entity agrees to be substituted for NYMEX in the Plan (or if COMEX (or a successor to COMEX) upon the consummation of the Transaction neither is a member of an affiliated group of companies nor comprises a portion of an acquiring, company), then, upon the consummation of the Transaction and the transfer of the Plan’s Account to, or continued maintenance of the Account by, as applicable, the post-Transaction sponsor of the Plan, this Section 3 and any other terms of the Plan imposing obligations, responsibilities or other liabilities upon NYMEX shall be of no force or effect with respect to, and shall not otherwise be binding on, NYMEX.

ARTICLE VI

MISCELLANEOUS

1. Administration

The Plan shall be administered by a committee (the “Committee”) to be appointed by the Board. The Committee shall have such powers as may be specifically delegated to it by the Board as well as all other powers incident to the administration of

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the Plan. Members of the Committee shall serve at the pleasure of the Board, and may be removed at any time, with or without cause, by a majority of the members of the Board voting thereon. Actions taken by the Committee pursuant to the powers granted to it shall be conclusive and binding upon COMEX, Participants, Qualified Participants and Beneficiaries. Committee members shall be indemnified and held harmless by NYMEX from and against any and all claims, proceedings, actions, damages, liabilities or expenses incurred by, or asserted against, them arising out of, or relating to, their actions in their capacity as members of the Committee, to the maximum extent provided by law and by the By-laws of NYMEX. In furtherance of such indemnification, COMEX or NYMEX may purchase such insurance policies therefor as may be lawful under, and consistent with, the laws of the State of New York.

2. Nonassignment of Rights

No Member, Participant, Qualified Participant or Beneficiary may assign any of his or her rights under the Plan without the prior written consent thereto of the Board.

3. Amendments and Termination

The Board may at any time amend or terminate the Plan, in whole or in part, upon the affirmative vote of a majority of the Board members voting. Incident to any such termination or amendment, the Board in its sole discretion may determine that amounts in the Account which would otherwise have been used to make benefit payments to Qualified Participants or Beneficiaries are required for the conduct of other corporate purposes of COMEX and may permanently suspend the payment of benefits of all Qualified Participants and Beneficiaries then receiving benefits and/or determine that no future benefit payments shall be made to any Qualified Participants or Beneficiaries.

4. Governing Law

The Plan shall be governed by and construed and interpreted under and in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

5. Authorization of The Plan

This restatement of the Plan shall become effective upon the Effective Date, following the approval of a majority of the Board members voting thereon, and the affirmative vote of a majority of the Full Members or COMEX entitled to vote thereon at a meeting duly called and held for that purpose.

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Exhibit E

FORM OF

COMMODITY EXCHANGE, INC.

AMENDED AND RESTATED BY-LAWS

49

Section 302.	CHAIRMAN OF THE BOARD OF DIRECTORS	21
Section 303.	VICE CHAIRMAN OF THE BOARD OF DIRECTORS	21
Sections 304-306.	[RESERVED]	21
Section 307.	RESIGNATION AND REMOVAL OF DIRECTORS	21
Section 308.	FILLING OF VACANCIES	22
Section 309.	MEETINGS OF THE BOARD	22
Section 310.	QUORUM	23
Section 311.	ACTION BY CONSENT	23
Section 312.	TELEPHONE PARTICIPATION	23
Section 313.	[RESERVED]	23
Section 314.	RULES OF ORDER	23
Sections 315-349.	[RESERVED]	24
Section 350.	OFFICERS	24
Sections 351-359.	[RESERVED]	24
Section 360.	INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES	24

ARTICLE 4	COMMITTEES	26

Section 400.	COMMITTEE DESIGNATION	26
Section 401.	EXECUTIVE COMMITTEE	26
Section 402.	POWERS OF COMMITTEES	26
Section 403.	COMPOSITION OF COMMITTEES	27
Section 404.	TERM OF COMMITTEES	27
Section 405.	REMOVAL, RESIGNATION AND VACANCIES	28
Section 406.	MEETINGS OF COMMITTEES	28
Section 407.	QUORUM; VOTE	29
Section 408.	SUBCOMMITTEES AUTHORIZED	29
Section 409.	ALTERNATES	29
Section 410.	EFFECT ON ARTICLE 4A	29

ARTICLE 4A	COMEX GOVERNORS COMMITTEE AND COMEX DIVISION MEMBER MATTERS	30

Section 400A.	POWERS AND COMPOSITION OF THE COMEX GOVERNORS COMMITTEE	30
Section 401A.	DELEGATION OF THE COMEX GOVERNORS COMMITTEE	31
Section 402A.	MEETINGS OF THE COMEX GOVERNORS COMMITTEE	32
Section 403A.	RESIGNATION, SUSPENSION, REMOVAL AND RECALL OF COMEX GOVERNORS COMMITTEE MEMBERS	32
Section 404A.	TENURE OF OFFICE OF COMEX GOVERNORS COMMITTEE MEMBERS	35
Section 405A.	VACANCIES	35
Section 406A.	CHAIRMAN OF THE COMEX GOVERNORS COMMITTEE	36

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51

52

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ARTICLE 1

MEMBERSHIP

Section 100. CATEGORIES, NUMBER OF MEMBERSHIPS

(A) There will be two categories of membership in COMEX: the NYMEX Membership (of which only one will be issued) and COMEX Division Memberships. Only NYMEX shall have the voting, liquidation and the other rights and privileges of a member under the New York Not-For-Profit Corporation Law (the “NPCL”), such power to be exercised pursuant to the terms of these By-laws.

(B) The number of COMEX Division Memberships is limited to 772. Holders of the COMEX Division Memberships will not have any ownership or other rights under the NPCL but will have the rights contained in these By-laws. Except as expressly provided in these By-Laws, the holders of COMEX Division Memberships, in their capacity as such, shall have no voting rights.

Section 101. ELIGIBILITY CRITERIA AND PROCEDURES

(A) Subject to the terms of Section 158(C)(2), the Board may adopt, from time to time, Rules relating to criteria for eligibility for membership and procedures for becoming a member and any requirements or procedures for the acquisition or transfer of a membership as it may determine.

(B) Subject to the terms of Section 158(C)(3)(b), the Board may adopt, from time to time, Rules relating to eligibility and application procedures for Floor Members as it shall determine.

Section 102. FINANCIAL STANDARDS

(A) The Board may adopt, from time to time, Rules relating to financial standards applicable to Members and Member Firms as a condition to becoming a Member and continuing as a Member. Subject to the terms of Section 158(C)(2), such financial standards may differ among different categories of membership as determined by the Board in its discretion.

(B) Any Member who is registered with the Commission shall comply with such rules and regulations as the Commission adopts relating to financial requirements.

Section 103. DUES

The Board may assess such dues upon each owner of a COMEX Division Membership as it determines, but in no greater amount than those dues imposed on each owner of a NYMEX Division Membership. The Board may also, in its discretion, waive the payment of dues by owners of COMEX Division Memberships. Dues assessed on COMEX Division Members shall be applied pro rata among all owners of COMEX Division Memberships on the basis of the number of regular memberships held, including, for these purposes, regular memberships held by the Exchange or its Affiliates, and are payable by the owner of the COMEX Division Membership in whose name the membership is registered.

Section 104. ASSESSMENTS

(A) The Board may levy such assessments upon each owner of a COMEX Division Membership as it determines, but in no greater amount than those imposed on each owner of a NYMEX Division Membership. The Board may also, in its discretion, waive the payment of such dues by owners of COMEX Division Memberships.

(B) From time to time the COMEX Governors Committee may levy such assessments upon the COMEX Division Memberships as it determines to be necessary in its sole discretion to fund the costs and expenses of independent legal or other professional services to protect the COMEX Members’ interests. Notwithstanding Section 104(C), such assessments shall be due and payable at such time as the COMEX Governors Committee may determine.

(C) All assessments are due and payable at such time as the Board may determine. All assessments on COMEX Division Members will be applied pro rata among all owners of COMEX Division Memberships based on the number of COMEX Division Memberships owned, including, for these purposes, regular memberships held by the Exchange or its Affiliates, and will be payable by the owner of the COMEX Division Membership in whose name the membership is registered. (Section 104 Adopted 08/03/94)

Section 105. FEES

(A) Subject to the limitations set forth in these By-laws, from time to time the Board may establish fees, in such amounts as it determines, on contracts traded on the COMEX Division. For the purposes of Sections 105(B) – (I) below, the term “fees” shall mean trade execution charges and related surcharges (except for any lessee or licensee surcharges) as opposed to administrative fees set forth in Section 105(K).

(B) Until [FIVE YEARS FROM THE CLOSING DATE], the average member fee for COMEX Division Members for all COMEX Core Products may not be increased from their levels as of [DATE OF CLOSING] by any greater percentage than the average member fees for all NYMEX Core Products are increased after such date. For example, if on [CLOSING DATE] the average member fee for all NYMEX Core Products is $1.00, but on [ONE YEAR AFTER CLOSING DATE] the average member fee for all NYMEX Core Products increases by 50% to $1.50, then the average member fee for all COMEX Core Products could not be increased by more than 50% over this same one-year period. Nothing in this Section 105(B) will prohibit NYMEX from eliminating different tiers of member rates.

(C) Open outcry fees for COMEX Division Members and non-members trading COMEX Division contracts shall not exceed electronic fees for the same or equivalent products, including miNYs; provided, however, that when comparing fees, contracts must be compared as if they were of equivalent contract size. For instance, the fee for an open-outcry traded 100 oz. Gold future could not exceed the fees for two electronic 50 oz. Gold miNY contracts.

(D) (1) Subject to subsection (3) below, for the period that any COMEX Core Products are traded via open outcry, fees charged to owners of COMEX Division memberships on COMEX Core Products (traded electronically or by open outcry) will be at least 50% lower than the fees charged to participants in the next highest tier of fees; with respect to New Metals Contracts, this provision will also apply until [FIVE YEARS FROM CLOSING] to fees charged to owners of COMEX Division Memberships on New Metals Contracts (traded electronically or open outcry). At the time of any fee change, in comparing fees under this Section, the actual costs paid to any Electronic Trading System provider over the preceding three months expressed as a weighted average fee per contract will be deducted from the electronic (not open outcry) fees before calculating the fee differential. For example, based on a hypothetical Electronic Trading System cost structure, if, over the prior three month period, the first 10,000,000 trades were provided at a fee of $.50 per side and the next 20,000,000 trades were provided at $.30 per side, the average fee per contract would be $.3667 per side; this amount would be deducted from the member fee and the next highest tier of fees in comparing whether the member fee was at least 50% lower than the next highest tier of fees.

(2) For the period after open outcry trading of all COMEX Core Products has ceased, the average non-member/member fee ratio for all COMEX Core Products would not be less than the average non-member/member fee ratio for all NYMEX Core Products traded both electronically and via open outcry. For example, if the non-member/member fees were $1.00 and $.50, respectively, for NYMEX Division Core Products, the ratio for non-member to member fees for COMEX Division Core Products could be no lower than 2:1.

(3) The following fees are excluded from the term “next highest tier of fees” as set forth in Subsection (1):

(a) Fee waivers (as set forth in subsection (E) below)

(b) Cross-divisional Trading Fees (as set forth in subsection (F) below)

(c) Market Maker Fees (as set forth in subsections (G) below)

(d) Volume discount fees. These fees are discounted non-member fees applicable once volume thresholds are met, with such volume thresholds set at a reasonable level such that they are not designed to apply to more than 20% of total non-member volume. The discounted non-member fee must be at least 25% greater than the applicable COMEX Division member fee at all times. For instance, if the member fee were $.40, then the discounted non-member rate would not be less than $.50. NYMEX will review these fees on at least a quarterly basis to determine whether this 20% cap is being achieved and will use commercially reasonable efforts to readjust the volume thresholds to achieve the 20% cap.

(e) Permittee fees for permits established in accordance with By-law Sec. 157(H), provided, however, that no permittee fee shall be lower than the applicable COMEX Division member fees.

(f) Fees charged to COMEX Division Lessees or Licensees and COMEX Option Members.

(E) Fee Waivers. NYMEX may institute fee waivers for any COMEX contract, for up to a six-month period with extension for additional six-month periods after prior reasonable consultation with (but not requiring the approval of) the COMEX Governors Committee. In the event that fee waivers are provided to non-COMEX Division Members for any COMEX contract, fees for that contract must also be waived for COMEX Division Members. In addition, all fee waivers will apply equally to open outcry trading and electronic trading of the same metals products, regardless of size, e.g., if NYMEX waives fees on gold miNY contracts, it must also waive fees for full-size gold contracts trading on open outcry; provided, however, that if NYMEX waives open outcry fees, electronic fees are not required to be waived.

(F) Cross-Divisional Trading (1) Until [FIVE YEARS AFTER CLOSING], the fees charged with respect to open outcry trading of NYMEX Division contracts by COMEX Division Members (or COMEX Division contracts by NYMEX Division Members), who are natural persons who own the relevant membership and are not persons who lease or license memberships, as customers from off the floor for their own accounts (but not for the account of a Member Firm or any other business association) shall be established by the Board and shall be equal to the mean between the lowest fees charged to owners of COMEX Division memberships for open outcry contracts traded on the COMEX Division and the highest tier of fees charged to non-members for open outcry contracts traded on the COMEX Division; provided, however, that in no event shall fees charged to COMEX Division Members trading NYMEX Division contracts be less than fees charged to NYMEX Division Members trading NYMEX Division contracts.

(2) Until [FIVE YEARS AFTER CLOSING], with respect to cross-divisional trading of contracts traded on an Electronic Trading System with respect to COMEX Division or NYMEX Division Members, as applicable, who are natural persons who own the relevant membership and not persons who lease or license memberships, as customers for their own accounts (but not for the account of a Member Firm or any other business association) shall be established by the Board and shall be equal to, on a per contract basis:

(i) for COMEX Division Members trading NYMEX Division products: the mean between the lowest such fees charged to owners of NYMEX Division memberships and the highest tier of fees charged to non-members for such contracts traded on the NYMEX Division; and

(ii) for NYMEX Division Members trading COMEX Division products: the mean between the lowest such fees charged to owners of COMEX Division memberships and the highest tier of fees charged to non-members for such contracts traded on the COMEX Division.

(3) After [FIVE YEARS AFTER CLOSING], the Board, in its sole discretion, shall determine whether to permit cross-divisional trading at discounted fees and to determine any fees relative to cross-divisional trading; provided, however, that in the event NYMEX Division Members are provided discounted fees for trading COMEX Division contracts, COMEX Division members shall be provided discounted fees on an equivalent basis for trading NYMEX Division contracts.

(G) Market Makers (1) CME market makers designated pursuant to the April 6, 2006 Services Agreement between NYMEX and the Chicago Mercantile Exchange shall be permitted to receive COMEX Division member fees. The number of market makers for COMEX Division products pursuant to that Agreement and the rights given to such market makers for COMEX Division products under that Agreement as of April 6, 2006 will not be increased without the prior consent of the COMEX Governors Committee in its sole discretion.

(2) NYMEX may appoint up to four COMEX Division Members to act as “market makers” for each COMEX Division product traded electronically (with no more than 10 individuals per market maker trading electronically on each market maker’s account at any time). This “market maker” appointment is subject to a time limit of one year from the time such COMEX electronic product begins to trade and may be extended for one additional year with the prior consent of the COMEX Governors Committee in its sole discretion. Any market makers appointed pursuant to this Section 105(G)(2) will not be entitled to any preferential status or terms other than a fee preference for their market making activities.

(3) NYMEX will not authorize any additional “market makers” for any COMEX Division products other than as set forth in this Section 105(G).

(H) Except as set forth in this subsection (H), the provisions of Section 105 shall not apply to products listed for clearing only (which are currently listed on NYMEX ClearPort Clearing). For NYMEX ClearPort® Clearing products where metals are the underlying commodity, if NYMEX Members are provided a member fee for NYMEX ClearPort Clearing products where NYMEX Core Products are the underlying commodity, COMEX Members will receive a member fee on a per product basis not greater than seventy percent (70%) of the fee charged from time-to-time to non-members for trading such metals products provided that the applicable COMEX Division Members meet the regulatory requirements set by the CFTC and NYMEX for such trading.

(I) If NYMEX obtains the right for NYMEX Division Members to trade on another exchange any (i) contracts in which the underlying commodity is a metal other than Platinum or Palladium or (ii) contracts that are competitive with NYMEX Core Products, at a percentage discount from what would be charged to members of the public for trading those contracts, and if that other exchange lists metals contracts of any kind other than Platinum or Palladium, then NYMEX shall obtain for the COMEX Division Members the right to trade each of those metals contracts at the same percentage discount.

(J) The current surcharge charged to lessees or licensees of COMEX Division Memberships may not be decreased below current levels as of [THE CLOSING DATE] without the prior consent of the COMEX Governors Committee in its sole discretion.

(K) NYMEX may impose administrative fees, such as booth, telephone, electronic terminal, bandwidth or similar fees, on the COMEX Division Members on a uniform basis as a class; provided, however, that such fees shall be reasonably related to actual expense increases faced by NYMEX and such fees charged to COMEX Division Members may not exceed those charged to NYMEX Division Members.

Section 106. FAILURE TO PAY DUES, ASSESSMENTS AND FEES

(A) If a Member fails to pay any dues, assessments or fees when due and such failure is not cured within thirty (30) days after written notice to the Member by the COMEX Division that such dues, assessments or fees are due, such Member shall be suspended automatically from all rights and privileges of membership. Such suspension shall continue in effect until the failure is cured. The Executive Committee, upon written application received prior to the expiration of such period, may extend the thirty (30) day period, in its sole discretion.

(B) If a Member who is suspended under subsection (A) of this Rule fails to pay any dues, assessments or fees within thirty (30) days of the suspension, the Member shall be expelled from membership. The Board or the Executive Committee, upon written application received prior to the expiration of such thirty (30) day period and for good cause, may extend the thirty (30) day period.

(C) Any Member who fails to pay any dues, assessments or fees after written notice to the Member that such dues, assessments or fees are payable, shall pay a penalty, in addition to the sanctions imposed by this By-Law Section 106, as fixed from time to time by the Board but not less than twenty percent (20%) of the amount due.

Section 107. NOTICE OF DUES AND ASSESSMENTS

(A) Notice of all dues and assessments shall be published by the Exchange and shall be given: personally by delivery to a postal box located on the Exchange premises; or, by first class mail, postage prepaid and addressed to the Member at the address such member has filed with the Exchange. Notice, when mailed in accordance with this By-Law section 107, shall be effective when mailed.

(B) Non-receipt of the notice shall not operate to relieve the Member from payment, to extend the time for payment or to relieve any Member from the imposition of penalties for failing to pay dues and assessments.

Section 108. EFFECT OF SUSPENSION OR EXPULSION OF MEMBERSHIP

(A) A Member or Member Firm whose rights and privileges of Membership have been suspended shall continue to be:

(1) subject to the By-Laws and Rules of the Exchange;

(2) liable for all dues, assessments, fees and fines imposed by the Exchange; and

(3) obligated to the Exchange and to its Members for all contracts, obligations and liabilities entered into or incurred before, during and after such suspension.

(B) A Member or Member Firm who has been expelled from the rights and privileges of Membership shall continue to be:

(1) subject to the disciplinary and arbitration rules of the Exchange;

(2) liable for all dues, assessments, fees and fines imposed by the Exchange prior to such expulsion; and

(3) obligated to the Exchange and its Members for all contracts, obligations, liabilities, fines and penalties entered into or incurred prior to or after such expulsion.

Section 109. TRANSFER OF MEMBERSHIP

(A) Membership in the Exchange is only transferable pursuant to the terms and conditions established by the By-Laws and the Rules.

(B) A Member who is the subject of any disciplinary proceeding or investigation by the Exchange may transfer a membership pursuant to the terms and conditions established by the By-Laws and Rules.

(C) Transfer restrictions on COMEX Division Memberships shall be subject to the provisions of By-law Section 158 (C).

Section 110. DISCLOSURE OF INFORMATION

The Exchange shall not disclose to any person any information regarding the financial condition of a Member or Member Firm or the transactions or positions of any Member or Member Firm or any person except:

(1) to any committee, officer, director, employee or agent of the Exchange authorized to receive such information within the scope of its or such person’s duties;

(2) to any duly authorized representative of the Commission or other regulatory agency with jurisdiction over the Exchange requesting such information or to any duly authorized representative of any other regulatory or self-regulatory organization with which the Exchange, as approved by the Board, has entered into an information sharing agreement;

(3) as required by law;

(4) when the Member or Member Firm requests or consents to such disclosure; or

(5) that the Exchange may release such information in connection with any litigation involving the Exchange when, in the opinion of the Exchange, the information is relevant or the release of the information is necessary and appropriate to the conduct of such litigation.

Sections 111-149. [RESERVED]

Sections 150-156. [RESERVED]

Section 157. COMEX DIVISION MEMBERSHIP RIGHTS AND PRIVILEGES

(A) COMEX Division Members shall have the following rights and privileges:

(1) Trading in the gold, silver, copper and Eurotop 100 futures and option contracts that were traded on Commodity Exchange, Inc. immediately prior to August 3, 1994 and any replacement contracts for such contracts (“COMEX Division Replacement Contracts”), regardless of size, including trading such contracts through an Electronic Trading System, if such contracts are listed thereon for trading;

(2) Trading all “New Metals Contracts,” defined as all contracts approved for trading after August 3, 1994 on any part of the Exchange, other than COMEX Division Replacement Contracts, for which the underlying commodity is one or more metals or alloys, other than platinum, palladium or an alloy containing one or more of those metals approved for trading on the Exchange at any time (“Platinum/Palladium Contracts”), including trading such contracts through an Electronic Trading System, if such contracts are listed thereon for trading;

(3) Proprietary trading in each contract approved for trading on any part of the Exchange after August 3, 1994, including through an Electronic Trading System if such contract is listed thereon for trading, for which the underlying commodity is a hydrocarbon, fossil fuel or other energy source or other energy source derived from another energy source (“New Energy Contract”) for a period of two years (unless extended by the Board in its sole discretion) after the date such contract commences trading on the Exchange, provided that for this purpose “New Energy Contracts” does not include contracts introduced as replacements for other contracts previously traded on the Exchange (“Replacement Contracts”) regardless of whether permit programs on such contracts are implemented;

(4) Trading in each contract approved for trading on any part of the Exchange, after August 3, 1994, including through an Electronic Trading System if such contract is listed thereon for trading, which is not a New Energy Contract, a Replacement Contract or a New Metals Contract (“New Contract”), for period of two years after the date the contract commences trading on the Exchange;

(5) Proprietary trading in each New Contract approved for trading on any part of the Exchange, after August 3, 1994, including through an Electronic Trading System if such contract is listed thereon for trading, which is not a New Energy Contract, a Replacement Contract or a New Metals Contract, provided that such limited trading privileges will be non-transferable and will be available as to any particular contract only to a COMEX Division Member who is an individual owner of COMEX Division Memberships as of the date six months prior to the date trading in that contract commences, and will continue as to that contract only for so long as such COMEX Division Member continues to own a COMEX Division Membership;

(6) Proprietary trading in Platinum/Palladium Contracts, including through an Electronic Trading System if such contract is listed thereon for trading; and

(7) Proprietary trading until [FIVE YEARS AFTER CLOSING] (unless such privileges are extended in accordance with Section 105(F)) of contracts traded on the NYMEX Division, through an Electronic Trading System, on terms set forth in Sec. 105(F).

(B) NYMEX Division Class A Members shall have the following trading rights on the COMEX Division (in the case of clauses (3) and (4) below) and the NYMEX Division (in the case of clauses (1) and (2) below) in addition to their other trading rights and privileges on the NYMEX Division:

(1) trading in Platinum/Palladium Contracts;

(2) trading in New Energy Contracts and new non-metals, non-energy contracts;

(3) Proprietary trading in Eurotop 100 futures and options contracts and New Metals Contracts including through an Electronic Trading System if such contract is listed thereon for trading; and

(4) Proprietary trading until [FIVE YEARS AFTER CLOSING] (unless such privileges are extended in accordance with Section 105(F)) of contracts traded on the COMEX Division, executed through an Electronic Trading System, on terms set forth in Section 105(F).

(C) The rights and privileges set forth in Section 157(A)(3), (5), (6) and (7) shall be exercisable only by COMEX Division Members who are natural persons and not by persons who lease or license memberships. In the case of the NYMEX Division Members, the provisions set forth in Section 157(B)(3) and (4) shall be exercisable only by NYMEX Division Members who are natural persons and not by persons who lease or license memberships.

(D) COMEX Division Members shall have the rights and privileges to continue dual trading in contracts traded on the COMEX Division (to the extent permitted by law) on terms no more restrictive than those imposed for contracts traded on the NYMEX Division.

(E) If the Exchange at any time acquires, is acquired by or merges with or into or otherwise consolidates with, another entity (or sells substantially all of its assets to or acquires substantially all of the assets of any such entity) (i) COMEX Division Members shall retain in the surviving or resulting entity all of their existing rights and privileges under these By-laws (to the extent that such rights have not expired in accordance with their terms) except that COMEX Division Members will not have trading rights on the surviving or resulting entity under Sections 157(A)(4) and (5) (except those rights that were in existence with respect to contracts being traded at the time of the merger, acquisition, consolidation or sale of assets) and (ii) NYMEX shall use commercially reasonable efforts to obtain trading rights in the surviving or resulting entity for subsequent New Contracts.

(F) COMEX Division Members will have the right to receive an amount equal to $10 million (to be distributed among the holders of COMEX Division memberships pro rata, based on the number of memberships owned of record by each of them on the effective date of the registration statement referred to below) upon the receipt by NYMEX of the net proceeds of a NYMEX IPO (as hereinafter defined); provided, however, that NYMEX shall deposit $500,000 into an account which shall be used to pay for the costs and expenses associated with protecting the interests of the COMEX Members. These amounts shall be disbursed at the written direction of the Governors Committee and shall be used to pay for the costs and expenses associated with protecting the interest of the COMEX Division Members. Any amounts deposited pursuant to this Section 157(F) shall be the property of the COMEX Division Members as they may be from time to time. “NYMEX IPO” means a public offering for cash of equity securities pursuant to a registration statement filed under the Securities Act of 1933 by NYMEX, any holding company which holds a controlling interest in NYMEX, or any entity which owns or operates all or substantially all of the business or assets which are owned by NYMEX immediately following August 3, 1994.

(G) Trading privileges and other rights appurtenant to membership in the COMEX Division will be transferable (by sale, lease, license or otherwise). Any right appurtenant to membership to trade through an Electronic Trading System may only be transferred through a sale, lease or license of the entire membership; provided, however, that if NYMEX Division Members are given the right to separately lease or license the right to trade electronically at member fees, COMEX Division Members will also be granted this right.

(H) NYMEX will not issue trading permits to trade any COMEX Core Products (or COMEX Division Replacement Contracts), regardless of size, by open outcry. NYMEX may issue trading permits to trade any New Metals product by open outcry for a period not to exceed two years after the commencement of trading of such New Metals product.

(I) For the purposes of this Section 157, contracts in jet fuel will be considered New Energy Contracts; contracts in aluminum will be considered New Metals Contracts; and contracts in sour crude oil and platinum and palladium will not be deemed included in the contracts described in Section 157(A)(1).

Section 158. ADDITIONAL COMEX DIVISION MEMBER RIGHTS

In addition to the privileges set forth in By-law Section 157 and any other rights contained in these By-laws, COMEX Division Members shall also have the following member rights:

(A) Open Outcry. Until [FIVE YEARS FROM CLOSING DATE], NYMEX will not eliminate, suspend or restrict open-outcry trading of any COMEX Core Product (regardless of size) or any COMEX Division Replacement Contract. After [FIVE YEARS FROM CLOSING], the Board may eliminate, suspend or restrict open-outcry trading of any COMEX Core Product or any COMEX Division Replacement Contract in its sole discretion.

(1) For as long as open outcry exists on the COMEX Division, the COMEX Division Members shall have the exclusive right to trade COMEX Core Products (regardless of size), and any COMEX Division Replacement Contracts, on the floor via open outcry. This right includes the trading of futures and options on COMEX Core Products and COMEX Division Replacement Contracts and the ability to post EFPs for such contracts on the floor of the Exchange; provided, however, that nothing in this Section shall affect the rights of COMEX Option Members to trade pursuant to the Rules.

(2) Trading Hours. NYMEX will consult with (but will not be required to obtain the approval of) the COMEX Governors Committee before proposing any change to open outcry trading hours for any COMEX Division contracts traded via open outcry. In addition, NYMEX may only change COMEX open outcry trading hours (i) if, within 15 days of the issuance of written notice to the COMEX Division Members proposing such changes, there is no written demand for a COMEX Division Member meeting to vote on such changes made by 10% or more of the 772 COMEX Division memberships eligible to vote or (ii) if such written demand for a meeting is made by the owners representing 10% or more of the 772 COMEX memberships within 15 days after the issuance of a written notice then by the approval of the eligible voters representing at least a majority of the COMEX memberships actually voting (in person or by proxy) at a member meeting. The provisions of this Section 158(A)(1) shall not apply to a temporary change on business days preceding an official Exchange holiday or to any temporary change in trading hours implemented by the Exchange in response to a physical or other emergency.

(3) Contract Specifications. (a) Until [DATE FIVE YEARS FROM CLOSING DATE] and except as otherwise provided in Section 158(A)(2), NYMEX will not establish or amend the contract terms and conditions of COMEX Core Products traded by open outcry (regardless of size), or any COMEX Division Replacement Contracts traded by open outcry, without the prior approval of the COMEX Governors Committee, in its sole discretion. This provision does not apply to COMEX Core Products (regardless of size) traded exclusively via electronic means.

(b) After [FIVE YEARS FROM CLOSING DATE], NYMEX will have complete discretion to establish or amend the terms and conditions of COMEX Core Products (and any COMEX Division Replacement Contracts) to the extent necessary in order for the Exchange to meet competitive conditions with respect to such COMEX Contracts.

(c) Until [FIVE YEARS FROM CLOSING], NYMEX will first consult with (but will not be required to obtain the approval of) the COMEX Governors Committee prior to establishing or changing any terms and conditions for any New Metals Contracts.

(B) Facility. (1) For as long as open outcry trading exists on the COMEX Division (but in all events until [FIVE YEARS FROM CLOSING]), NYMEX shall (i) maintain the COMEX Division’s current facility for such open outcry market, or a facility comparable thereto, for the dissemination of price information and for open outcry trading, clearing and delivery, (ii) provide reasonable financial support for technology, marketing and research for open outcry markets, and (iii) subject to Section 158(B)(2) and (3), provide reasonable floor space at such facility for open-outcry trading of COMEX contracts.

(2) NYMEX will not reduce current COMEX Division floor space before [DATE THREE YEARS FROM CLOSING] without the prior consent of the COMEX Governors Committee in its sole discretion.

(3) Beginning [DATE THREE YEARS FROM CLOSING] through [DATE FIVE YEARS FROM CLOSING], no reduction in the aggregate size of current COMEX Division floor space may be made to reduce the aggregate size of COMEX current floor space if average daily COMEX Core Product open outcry volume in any consecutive six-month period (on a rolling six-month basis commencing six-months prior to [DATE THREE YEARS FROM CLOSING]) is less than 40% of volume levels based on the average daily volume for the three month period August 1, 2006 through October 31, 2006; any such reduction should be in proportion to the level of volume decrease. For example, in the event that COMEX volume were to drop 50% for a six month period in year 5 (as compared with the base volume figure), the floor space may be reduced up to 50%. The calculations pursuant to this provision shall not include any period in which the Board has taken emergency action.

(C) Membership Privileges

(1) NYMEX may not impose membership transfer restrictions on COMEX Division Members that are more restrictive than those imposed on NYMEX Division Class A Members.

(2) NYMEX may make changes to capital or eligibility requirements for becoming and maintaining Member or non-Clearing Member Firm status; provided that any such changes that are material must be reasonably related to then-current market conditions and commonly accepted industry practices. Notwithstanding anything in this paragraph or in these By-laws (including, without limitation, Section 601) all clearing members for COMEX Division contracts shall be required to own at least two COMEX trading rights as a condition for such clearing membership.

(3) (a) For products traded electronically, NYMEX shall provide COMEX Division Members with the same electronic trading privileges provided to NYMEX Division Members in NYMEX By-Law Sec. 311(F)(1), as may be amended from time to time; provided that any additional ability to lease or license electronic trading privileges or creation of additional electronic trading privileges associated with a NYMEX Class A Membership provided to NYMEX Division Members shall also be provided to COMEX Division Members. Nothing in this subsection shall prohibit NYMEX from providing additional electronic trading privileges in accordance with Section 158(E).

(b) NYMEX will have the right to require that COMEX Division Member Firms hold two COMEX trading rights plus the associated equity for those trading rights if legally permitted. If at any time member firms are required to hold equity, then the COMEX Governors Committee will be entitled to create a new “floor broker” membership classification. A Floor Broker who wished to qualify under such category (i) would be required to hold two COMEX Division trading rights but would not be required to retain the associated equity and (ii) would be entitled to have two bona fide employees, who may be COMEX Division lessees or licensees who will be permitted to trade on behalf of the floor broker and/or his customers without a lessee or licensee surcharge.

(4) COMEX Division Members’ and COMEX Option Members’ life insurance, disability, health and other welfare benefit plans, programs, policies and arrangements (as applicable) (other than the COMEX MRRP) shall remain in effect to the same extent as NYMEX Division Members. COMEX Division Members’ and COMEX Option Members’ rights under the Recognition and Retention Plan for Members of Commodity Exchange, Inc. (the “COMEX MRRP”) shall continue to be governed by the terms of the MRRP and unaffected by these By-Laws.

(D) Notwithstanding the foregoing, the Board may take whatever action necessary in response to an “Emergency” as set forth in Article 7 of these By-laws as well as any other action as may be required by applicable law or regulation; provided, however, that the Board will use all commercially reasonable efforts to take the steps necessary to ensure that any action taken or rule enacted pursuant to an emergency action is temporary in nature and is consistent with the rights granted under this Section 158.

(E) Notwithstanding anything to the contrary in the By-laws:

(1) The Board will have the right to list electronically for both overnight and side-by-side (i.e., electronically and open outcry trading simultaneously during regular trading hours) trading all COMEX Division contracts. This will include the full-size and miNY gold, silver, copper and Eurotop 100 contracts. In addition, New Metals contracts may be listed electronically (or otherwise) under the same parameters and NYMEX ClearPort Clearing contracts on metals products may be listed for clearing. In addition, the Board will have the right to create a mechanism to post EFPs electronically.

(2) The Board, in its sole discretion, shall have the ability to make additional electronic trading privileges available to trade the products as set forth above without limitation subject to By-law Sections 105(G) and 158(C)(3)(a).

ARTICLE 2

MEETINGS OF MEMBERS

Section 200. TIME AND PLACE OF MEETINGS OF MEMBERS

All meetings of Members shall be held at such place or places within or without the State of New York and at such time or times as the Chairman shall designate.

Section 200A. MEETINGS OF NPCL MEMBERS

NYMEX and any other person or entity who or which in the future owns memberships for purposes of the NPCL in COMEX shall hold all meetings required or permitted by law. Whenever NYMEX or any other person or entity who or which in the future owns memberships for purposes of the NPCL in COMEX is required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by NYMEX or any other person or entity who or which in the future owns memberships for purposes of the NPCL in COMEX.

Section 201. ANNUAL MEETINGS OF COMEX DIVISION MEMBERS

(A) The COMEX Division Members shall hold an annual meeting at the offices of the Exchange at a time designated by the Chairman on the second Tuesday in March of each year. If such day is not a business day, the annual meeting shall be held on the next succeeding business day.

(B) The purpose of the annual meeting of COMEX Division Members shall be to elect seven (7) Members (including a Chairman) to the COMEX Governors Committee and to transact such other business as may come before the meeting.

Section 202. SPECIAL MEETINGS OF COMEX DIVISION MEMBERS

(A) Special meetings of the COMEX Division Members may be called by the Board or by the Chairman in their discretion. In addition, special meetings of COMEX Division Members may be called at any time by the COMEX Governors Committee or by the Chairman thereof in their discretion.

(B) A special meeting of COMEX Division Members shall be called by the Chairman or by the Secretary upon receipt by the Chairman or by the Secretary of a written demand of COMEX Division Members entitled to cast twenty percent (20%) of the total number of votes entitled to be cast at such meeting. Any such written demand shall specify the purpose of such special meeting and the special meeting so called shall be limited to the purpose so set forth. The written demand shall also specify the date of such special meeting which shall be a business day not less than sixty (60) or more than ninety (90) days from the date of such written demand.

Section 203. NOTICE OF MEETING

(A) Notice of the annual meeting of COMEX Division Members shall state the place, date and time of such meeting.

(B) Notice of any special meeting of COMEX Division Members shall state the place, date and time of such special meeting, the purposes for which such meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the special meeting.

(C) The President or the Secretary shall issue all notices of meetings of COMEX Division Members.

(D) A copy of the notice of any meeting of COMEX Division Members shall be given personally, or by delivery to a postal box located on the Exchange premises or by first class mail, postage prepaid and addressed to each COMEX Division Member at his address as it appears in the records of the Exchange. Notice of a meeting, when mailed in accordance with this By-Law Section 203(D), shall be effective when mailed. Notice of any meeting of COMEX Division Members shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting.

Section 204. QUORUM OF MEMBERS

One hundred fifty (150) COMEX Division memberships, whether present in person or by proxy, shall constitute a quorum for the transaction of any permitted business at any meeting of COMEX Division Members held in accordance with these By-Laws. A majority of COMEX Division memberships present may adjourn a meeting despite the absence of a quorum.

Section 205. VOTING

(A) Except as otherwise provided in the By-Laws, only the owner of the NYMEX Membership shall be entitled to vote. NYMEX Division Member Directors, the Chairman and the Vice Chairman shall be elected at a meeting of NYMEX.

(B) The seven members of the COMEX Governors Committee referred to in Section 201(B), including the Chairman of that Committee, shall be elected by a plurality of the votes cast at the annual meeting of COMEX Division Members. Except as provided in the preceding sentence, to the extent permitted by law and except as provided in Section 500(B), any action of the COMEX Division taken by a vote of the NYMEX or COMEX Division Members requires a vote of a majority of the votes cast in person or by proxy at a meeting of Members of that class by the Members entitled to vote thereon. Blank ballots or abstentions shall not be counted in the number of votes cast. On any matter with respect to which COMEX Division Members are entitled to vote, COMEX Division Members will have one vote per COMEX Division Membership owned, and COMEX Division Memberships held by the Exchange or its successor in interest or any of its Affiliates shall not be entitled to vote.

(C) The record date for the determination of COMEX Division Members entitled to vote at any meeting shall be the close of business on the day next preceding the day on which notice is given but shall not be less than ten (10) nor more than fifty (50) days prior to the date of the meeting.

(D) Any action with respect to the matters described in clauses (1) through (2) below (the “Special Matters”) may be taken only if:

(i) (a) the Board votes to take action on one of those matters and (b) the COMEX Governors Committee votes to approve the action by the Board and (c) within 15 days after the giving of notice of the actions described in (a) and (b), COMEX Division Members (x) do not make written demand for a special meeting which complies with all the applicable requirements of Section 202(B) or (y) do make written demand for a special meeting which complies with all applicable requirements of Section 202(B) and at such special meeting by majority vote the COMEX Division Members approve such action; or

(ii) (a) the Board votes to take action on one of those matters and (b) the Board’s action is approved by a majority vote at a duly constituted meeting of COMEX Division Members, which meeting may be called (x) by the Board or the Chairman at any time after the COMEX Governors Committee votes to disapprove the action or after 14 days following announcement of the actions described in clause (a) of this paragraph if the COMEX Governors Committee has failed to vote to approve or disapprove such actions or (y) by the COMEX Governors Committee pursuant to Section 202(A).

Notice of any action with respect to Special Matters taken pursuant to clause (i) above shall be given personally, electronically or by delivery to a postal box located on the Exchange premises or by first class mail, postage prepaid and addressed to each COMEX Division Member at his address as it appears in the records of the Exchange. Notice of such action, when mailed in accordance with this By-Law Section 205(D), shall be effective when mailed. Notice of any such action shall be given promptly after such action.

The Special Matters are:

(1) Any change in the COMEX Member Retention and Retirement Plan as in effect on August 3, 1994;

(2) Any amendment to Sections 103, 104, 157(H), 202, 203, 204, 205(B), 206, 402(E) and 402(F), and Art. 4A (except Section 400A which may only be amended in accordance with Section 500(B)).

(E) Notwithstanding the foregoing provisions of Section 205(D), Section 205(D) shall not apply to emergency actions taken pursuant to Article 7. The Board of Directors will use all commercially reasonable efforts to take steps necessary (unless otherwise required by law) to ensure that any action taken or rule enacted pursuant to an emergency action is temporary in nature and is consistent with the rights granted to COMEX Division Members pursuant to these By-Laws and the Rules.

Section 206. PROXIES

(A) A COMEX Division Member entitled to vote at a meeting of COMEX Division Members may authorize another COMEX Division Member to act for him by proxy.

(B) Every proxy must be in writing and signed by the COMEX Division Member.

(C) The Board may establish, from time to time, such terms and conditions as it deems appropriate to regulate voting by proxy.

Section 207. PETITION RIGHTS

Any matter shall be placed on the agenda for a regular meeting of the Board (or, at the option of the Board, on the agenda of a special meeting of the Board to be called prior to the date of the next regular meeting of the Board) upon receipt by the Secretary of a written request to so include such matter signed by 10% of COMEX Division Members. Any such written request shall specify the purpose of such request and shall be submitted to the Secretary not less than 10 or more than 50 days before the date of such Board meeting. Notwithstanding the foregoing, the Board shall have no obligation to vote upon the matter or matters contained in such written request. (Section 207 Adopted 08/03/94)

ARTICLE 3

GOVERNMENT AND ADMINISTRATION

Section 300. COMPOSITION OF BOARD

(A) The governance of the COMEX Division shall be vested in the Board which shall be elected by NYMEX and shall consist of the fifteen (15) persons who serve as Directors on the NYMEX Board.

Section 301. POWERS OF THE BOARD

(A) Subject to Sections 105, 157, 158, 205(D) and 500(B), the COMEX Division shall be managed by the Board of Directors which is vested with all powers necessary and proper for the government of the COMEX Division, the regulation and conduct of Members and Member Firms, and for the promotion of the welfare, objects and purposes of the COMEX Division. Subject to Sections 105, 157, 158, 205(D) and 500(B), the Board shall have control over and management of, the property, business and finances of the COMEX Division. Subject to Sections 105, 157, 158, 205(D) and 500(B) of these By-Laws, the Board may also adopt, amend, rescind or interpret the Rules of the COMEX Division as it deems necessary and appropriate.

(B) Without limiting the generality of the foregoing and subject to paragraph (D) of this Section, the Board shall have the following powers:

(1) the Board may make such expenditures as it deems necessary for the best interests of the COMEX Division;

(2) the Board may fix, from time to time, the fees or other compensation to Directors and to Members of any committee of the Board for services rendered in performing these duties as such, including compensation for Public or Independent Directors may differ from the compensation for other Directors;

(3) the Board shall have the power to take such action as may be necessary to effectuate any final order or decision of the Commodity Futures Trading Commission taken under authority of the Commodity Exchange Act and necessary to comply in all respects with any requirements applicable to the COMEX Division under the Act; and

(4) the Board shall have the power to adopt arbitration rules for the settlement of claims, grievances, disputes and controversies.

(C) The Board may designate by resolution, from time to time, such committees as it may deem necessary or appropriate, and delegate to such committees the authority of the Board to the extent provided in these By-Laws or in such resolution, subject to any applicable provision of law.

(D) No action taken by the Board of Directors with respect to any Special Matter shall be effective without either (i) the prior consent of the COMEX Governors Committee as provided in Section 205 of these By-Laws which shall be subject to the veto rights of the COMEX Division Members provided for in Section 205(D) or (ii) the prior approval of COMEX Division Members in accordance with the provisions of Section 205(D).

Section 302. CHAIRMAN OF THE BOARD OF DIRECTORS

(A) NYMEX shall designate the Chairman of NYMEX as the Chairman.

(B) The Chairman shall be an ex-officio member of all Committees.

(C) The Chairman shall have such authority and perform such duties as are incident to his office. He shall present any reports of the Board at meetings of Members. Whenever he deems it appropriate, the Chairman may communicate to the Board or to the Members any ideas and suggestions which tend, in his opinion, to promote the welfare and usefulness of the COMEX Division. The Chairman shall have a vote on all questions at all meetings of the Board or of the Members.

Section 303. VICE CHAIRMAN OF THE BOARD OF DIRECTORS

(A) NYMEX shall designate the Vice Chairman of NYMEX as the Vice Chairman.

(B) If the Chairman is absent or unable to perform his duties, the Vice Chairman shall exercise and shall perform the duties of the Chairman. If both the Chairman and the Vice Chairman are absent or unable to perform the duties of Chairman, the President shall exercise and perform the duties of the Chairman. If the Chairman, Vice Chairman and President are all absent or unable to perform the duties of Chairman, a quorum of the Board, by majority vote, may choose an acting chairman from the remaining Directors.

Section 304 – 306. [RESERVED]

Section 307. RESIGNATION AND REMOVAL OF DIRECTORS

(A) Any Director may resign at any time by tendering written notice of his resignation to the Board. Any resignation unless conditioned on acceptance, will be effective on the date stated in the notice or, if no date is stated, on the date tendered. Further, a resignation from the board of directors of NYMEX shall be deemed a simultaneous resignation from the Board. NYMEX shall take such action, including, without limitation, removing a Director, as required to ensure that the members of the board are identical to the members of the Board of NYMEX.

Section 308. FILLING OF VACANCIES

(A) In the event there is a vacancy among the Directors caused by the death, removal or resignation of Director such vacancy shall be filled by a vote of NYMEX.

(B) A Director, other than the Chairman or Vice-Chairman, appointed to fill a vacancy under this Section 308 shall hold office until the next annual meeting of members and until his successor is elected or appointed and qualified. Such successor, and any person elected to fill an unfilled vacancy or to replace a resigning Director shall be elected for a term of such length as would have remained in the term of the Director whose death, removal or resignation caused the vacancy. If no time would have remained in such term, such successor shall be elected for a full term.

Section 309. MEETINGS OF THE BOARD

(A) Regular meetings of the Board shall be held at such times as the Board deems appropriate. Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, if there be one, the President, or by a majority of the Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

(B) The Chairman of the COMEX Governors Committee or his designee shall be entitled to attend all meetings of the Board in person, as an observer only, and not as a Director. The Chairman of the COMEX Governors Committee shall not, ipso facto, be a member of the Board, shall not have the right to vote at meetings of the Board and shall not be counted for purposes of determining whether a quorum exists. The Chairman of the COMEX Governors Committee may address the Board in the same manner and subject to the same restrictions as apply to members of the Board. Inadvertent failure or inability to notify the Chairman of a meeting shall not affect the validity of any action taken at the meeting in his or their absence. The Chairman of the COMEX Governors Committee may, by action of the Board, be excluded from those portions of meetings of the Board (i) that relate exclusively to matters as to which the Board concludes, based on the advice of counsel, that the presence of the Chairman of the COMEX Governors Committee may result in the loss of a privilege against disclosure which otherwise would be available, or (ii) during which the Board of Directors considers actual or potential litigation brought by the

COMEX Governors Committee or any COMEX Division Member. (Section 309 Adopted 08/03/94)

Section 310. QUORUM

A majority of the entire Board shall constitute a quorum. A majority of Directors present, whether or not a quorum exists, may adjourn any meeting to another time or place. Unless specifically provided otherwise in the By-Laws or any applicable law, any action taken by a vote of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board.

Section 311. ACTION BY CONSENT

Any action required or permitted to be taken by the Board may be taken without a meeting if all of the Directors consent in writing to the adoption of a resolution authorizing such action. The resolution and the written consents of the Directors shall be filed with the minutes of the proceedings of the Board.

Section 312. TELEPHONE PARTICIPATION

One or more Directors may participate in a meeting of the Board by means of conference telephone or similar communications devices allowing all persons participating at the meeting to hear each other, at the same time. Such participation shall constitute presence in person at the meeting.

Section 313. [RESERVED]

Section 314. RULES OF ORDER

The Board shall have the authority to make rules governing its own conduct and proceedings.

Sections 315-349. [RESERVED]

Section 350. OFFICERS

The Board shall appoint a President, a Secretary and a Treasurer. The Board may appoint one or more Vice Presidents, and may classify such Vice Presidents, and may appoint such other officers as the Board may determine. Any officer appointed under this Section may be removed by the Board, with or without cause. Any person may hold two or more offices. The officers of the Exchange (other than the Chairman, the Vice Chairman and the Treasurer) shall not be members of the Exchange nor, except in the case of the Chairman, the Vice Chairman of the Board and the Treasurer, need such officers be Directors. The officers shall have such powers and authority as may be specifically established by the Board.

Sections 351-359. [RESERVED]

Section 360. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

(A) The COMEX Division shall indemnify to the maximum extent provided by law including, but not limited to, indemnification for judgments, fines, amounts paid in settlement, and reasonable expenses, including attorney’s fees, any person made or threatened to be made a party to any action or proceeding, whether civil, criminal or administrative, by reason of the fact that such person, such person’s testator or intestate is or was an officer, director, employee, member of any committee of the COMEX Division (including, without limitation, a member of the COMEX Division Governors Committee or a member of any regular committee or special committee) or served at the request of the COMEX Division in any capacity with any other corporation, any partnership, joint venture, trust, employee benefit plan, or other enterprise (“Covered Person”). In addition, the COMEX Division shall upon tender of an invoice, pay, to the maximum extent provided by law, the reasonable expenses (including reasonable attorney’s fees and costs of counsel selected by the COMEX Division and reasonably satisfactory to the Covered Person, except that the COMEX Division may not exercise this right if the COMEX Division, NYMEX or any parent of NYMEX is the adverse party in the claim against the Covered Person) of defending any claim against a Covered Person as to which this Section 360(a) applies, pursuant to the requirements of NPCL Sections 723(c) and 725(a). Unless required to do so in order to comply with applicable law, the COMEX Division will not take any action under NPCL Section 725(b)(2), as such section exists on the effective date of this By-Law, which is inconsistent with this Section.

(B) Except as specifically permitted by applicable law, no person who is or was an officer, director, employee or member of any committee of the COMEX Division shall be indemnified in any way if such person has brought the action or proceeding against the COMEX Division, its officers, directors, employees or any member of any committee of the COMEX Division.

ARTICLE 4

COMMITTEES

Section 400. COMMITTEE DESIGNATION

(A) The COMEX Division shall have such Standing Committees, Special Committees and Regular Committees as are provided in the By-Laws or Rules. The Board may appoint Regular Committees in addition to those named in the By-Laws or Rules. Committees established under the By-Laws of the New York Mercantile Exchange shall have authority to consider matters relating to the COMEX Division.

(B) The COMEX Division shall have a COMEX Governors Committee with such powers, rights, privileges and duties as are specified in Article 4A of the By-Laws.

Section 401. EXECUTIVE COMMITTEE

(A) The Board shall appoint an Executive Committee which shall consist of those persons who serve as members of the Executive Committee of NYMEX.

(B) The Executive Committee shall have and may exercise the authority of the Board. The Executive Committee shall have the power to perform other duties as are specified by the Board or as are provided in the By-Laws and Rules.

(C) Any action taken by the Executive Committee shall be submitted to the Board at its next meeting for ratification. Except to the extent that the rights of third parties acquired by such action may be impaired, the Board may amend or rescind any such action.

Section 402. POWERS OF COMMITTEES

(A) A Standing Committee shall have the authority of the Board to the extent provided in the By-Laws, Rules, or any resolutions of the Board and subject to applicable provisions of law.

(B) A Special Committee shall have only the powers specifically delegated to it by the Board and shall not have any powers which a Standing Committee may not exercise under applicable provisions of law.

(C) A Regular Committee shall have such powers as may be delegated to it in the By-Laws or Rules or by the Board; provided, however, that such powers shall in no case exceed the powers that the Board may delegate lawfully to an officer of COMEX Division.

(D) All Committees shall have all powers necessary and incident to the discharge of their duties.

(E) At least two COMEX members shall be entitled to serve on each COMEX advisory committee regarding COMEX Division contracts.

(F) So long as open-outcry trading continues to exist in the COMEX Division, the subcommittees or panel of the Facilities Committee, Membership, Business Conduct and Adjudication Committees relating to COMEX Division facilities, membership process or disciplinary action regarding COMEX Division Members shall be comprised of at least 70% of COMEX Division Members. The Facilities Committee subcommittee relating to the COMEX Division will be responsible for initiating any changes to COMEX Division facilities; provided, however, that such changes will be submitted to NYMEX for its approval. This provision is subject to amendment to comply with any regulatory requirements imposed by the CFTC. If public participation is increased by NYMEX with respect to NYMEX subcommittees or panels, then public participation with respect to COMEX subcommittees or panels may be increased to the same extent.

Section 403. COMPOSITION OF COMMITTEES

(A) A Standing Committee shall consist of at least three (3) members, all of whom shall be Directors. The Board, by resolution adopted by a majority of the entire Board, may designate Standing Committees from the Directors.

(B) A Special Committee shall consist of as many members of the Board as the Chairman , with the consent of the Board, shall appoint. All members of a Special Committee shall be Directors.

(C) A Regular Committee shall be composed of such persons as the Chairman of the Board with the consent of the Board shall appoint; or, as the members may elect as provided in the By-Laws or Rules.

(D) Except as otherwise provided in the By-Laws or Rules, the Chairman of the Board shall appoint a Chairman of each committee and may appoint such vice chairman of any committee as he deems desirable.

Section 404. TERM OF COMMITTEES

Unless otherwise specifically provided in the By-Laws or Rules, members of any committee shall hold office until the first meeting of the Board following the annual meeting of members and until their successors are appointed.

Section 405. REMOVAL, RESIGNATION AND VACANCIES

(A) Unless elected by the members and except as otherwise provided in these By-Laws, members of Committees hold office subject to the discretion of the Board; a member of a Committee elected or appointed by the Board may be removed with or without cause.

(B) A member of a Committee or of any subcommittee may resign at any time by tendering written notice of his resignation to the Chairman. Unless contingent upon acceptance, such resignation will be effective on the date specified, or if no date is specified, on the date tendered. A member of a Standing Committee or Special Committee shall cease to be a committee member upon the termination of his membership on the Board.

(C) The Chairman of the Board may remove with the consent of the Board, with or without cause, any chairman of a committee, vice chairman of a committee or any member of a committee whom he has appointed.

(D) In the event there is a vacancy on a Standing Committee, the Board may fill such vacancy. In the event there is a vacancy on a Special Committee or a Regular Committee, the Chairman , with the consent of the Board, may fill such vacancy.

Section 406. MEETINGS OF COMMITTEES

(A) Unless otherwise specifically provided in the Rules or these By-Laws, regular meetings of committees and subcommittees shall be held on such date and at such time as the committee or subcommittee shall determine.

(B) The chairman of any committee or any subcommittee shall have the authority to call a special meeting of such committee or subcommittee to be held on such date and at such time as the chairman of such committee shall determine.

(C) Notice of all meetings of committees and subcommittees may be in writing, by telephone, or by other means of communication. Such notice shall be made not less than one hour before such meeting.

(D) Any action required or permitted to be taken by a committee or subcommittee may be taken without a meeting if all the members of the committee or subcommittee consent in writing to the adoption of a resolution authorizing such action.

(E) Any one or more members of a committee or subcommittee may participate in a meeting by means of a conference telephone or similar communications device allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 407. QUORUM; VOTE

(A) Unless otherwise specifically provided in the By-Laws or Rules, one-third (1/3) of the members of a committee or any subcommittee shall constitute a quorum for the transaction of business.

(B) Unless otherwise specifically provided in the By-Laws or Rules, any action taken by a majority of members of a committee or subcommittee present at a meeting at which a quorum is present shall be a valid action of the committee or subcommittee.

Section 408. SUBCOMMITTEES AUTHORIZED

A committee may designate, at any time, from its members, a subcommittee, or subcommittees, as it may deem necessary or appropriate. Each subcommittee shall have all of the authority of the committee to the extent provided in such designation, in the By-Laws or in the Rules subject to any applicable provision of Law.

Section 409. ALTERNATES

(A) The Board may designate one or more Directors as alternate members of any Standing Committee.

(B) The Chairman may designate one or more Directors as alternate members of any Special Committee.

(C) The Chairman of the Board, or, if the committee is elected by the Members, the Members, may designate one or more persons as alternate members of a Regular Committee.

(D) Any alternate or alternate committee member appointed or elected pursuant to this By-Law Section 409 may replace one or more absent members of any such committee.

Section 410. EFFECT ON ARTICLE 4A

The provisions of this Article 4 shall not apply to or affect any of the provisions of Article 4A or any provision of these By-Laws affecting or relating to the COMEX Governors Committee or any subcommittee thereof.

ARTICLE 4A

COMEX GOVERNORS COMMITTEE

AND COMEX DIVISION MEMBER MATTERS

Section 400A. POWERS AND COMPOSITION OF THE COMEX GOVERNORS COMMITTEE

(A) The COMEX Governors Committee shall be responsible for advising the Board on matters uniquely pertinent to COMEX Division Members. The COMEX Governors Committee in its sole discretion shall also have such powers and responsibilities over the COMEX Division Member as are specifically assigned to it pursuant to these By-Laws and the Rules, including, without limitation, (i) the ability to levy assessments upon the COMEX Division Members when necessary to obtain independent legal or professional services to protect their interests, and (ii) the right to retain and use all funds over which it currently or in the future has control.

(B) Beginning with the annual meeting to be held in 2007, the COMEX Governors Committee shall consist of twelve members as follows: (a) seven (7) COMEX Division Members (each of whom shall be a COMEX Division Member who does not lease or license his membership) shall be elected by the 772 COMEX members (“Elected COMEX Governors”), and (b) five (5) other persons appointed by the NYMEX Board, at least three of whom shall be COMEX Division Members who do not lease or license memberships. If any of the seven Elected COMEX Governors are unable to serve their full term, the remaining Elected COMEX Governors will appoint a replacement to serve until the next election.

(C) The Chairman of the COMEX Governors Committee (who shall be a COMEX Division Member who does not lease or license his membership) shall be elected by the 772 COMEX Memberships. The Vice Chairman of the COMEX Governors Committee shall be selected from among the seven Elected COMEX Governors on the Committee by a vote of all of the Committee members.

(D) The Chairman of the COMEX Governors Committee or his designee shall be entitled to attend all NYMEX Board meetings in an advisory capacity, and shall be entitled to attend all discussions regarding COMEX-related issues. The Chairman of the COMEX Governors Committee may, by action of the Board, be excluded from those portions of meetings of the Board (i) that relate exclusively to matters as to which the Board concludes, based on the advice of counsel, that the presence of the Chairman of the COMEX Governors Committee may result in the loss of a privilege against disclosure which otherwise would be available, or (ii) during which the Board of Directors considers actual or potential litigation brought by the COMEX Governors Committee or any COMEX Division Member or a discussion of NYMEX legal rights vis-à-vis COMEX Division Members.

(E) Each Elected COMEX Governor will have the right to attend any COMEX Committee meeting (as noted in Sections 402(E) and (F) in an advisory capacity.

(F) Not more than one person who is a partner, officer, director, employee or affiliate of a member or member firm, or of any affiliate of a member or member firm, shall be eligible to serve as a member of the COMEX Governors Committee at one time.

(G) In the event that there is a controversy as to the status of the business affiliation of a member of the COMEX Governors Committee, the COMEX Governors Committee shall make a final determination upon such data as it, in its sole discretion, determines is necessary, relevant or material.

Section 401A. DELEGATION OF THE COMEX GOVERNORS COMMITTEE

(A) Committees of the COMEX Governors Committee. The COMEX Governors Committee from time to time, by resolution, may delegate to regular committees (all of whose members are members of the COMEX Governors Committee) and to special committees (each consisting of three or more members of the COMEX Governors Committee) all powers and authority of the COMEX Governors Committee specified in the resolutions delegating such authority, and each such regular or special committee shall have only the powers and authority specifically delegated to it by the COMEX Governors Committee to the extent so specified in such resolutions. Notwithstanding the foregoing, the COMEX Governors Committee may not delegate to any such committee any authority as to the matters specified in Section 205(D) of these By-Laws.

(B) Special Committees. The COMEX Governors Committee, from time to time, by resolution adopted by the COMEX Governors Committee, may appoint special committees. Each such special committee shall be authorized only to study problems relating to the specific area or areas assigned to such committee, and to report back to the COMEX Governors Committee with its recommendations with respect thereto.

(C) Any committee established pursuant to Paragraphs (A) or (B) of this Section 401A may make rules for holding and conducting its meetings and shall keep minutes of all meetings.

(D) Any action required or permitted to be taken by any committee established pursuant to Paragraphs (A) or (B) of this Section 401A or by any regular committee authorized by Section 400(A) of the By-Laws may be taken without a meeting if all members of such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of such committee shall be filed with the minutes of the proceedings of such committee.

Section 402A. MEETINGS OF THE COMEX GOVERNORS COMMITTEE

(A) Regular meetings of the COMEX Governors Committee shall be held on such dates as the COMEX Governors Committee may determine.

(B) Special meetings of the COMEX Governors Committee may be called on not less than one day’s notice, which notice may be in writing, by telephone, or in person, by the Chairman of the COMEX Governors Committee or any member of the Board of Directors and shall be called by the Secretary upon the written request of not less than five members of the COMEX Governors Committee.

(C) If the day on which the annual meeting or a regular meeting of the COMEX Governors Committee is to be held shall fall on a holiday, such meeting shall be held on the next ensuing business day.

(D) Any action required or permitted to be taken by the COMEX Governors Committee may be taken without a meeting if all members of the COMEX Governors Committee consent in writing to the adoption of a resolution authorizing such action.

(E) Any one or more members of the COMEX Governors Committee may participate in a meeting of the COMEX Governors Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

(F) Seven members of the COMEX Governors Committee shall constitute a quorum; provided, however, that to constitute a quorum of the COMEX Governors Committee, a majority of the Committee members present at any meeting must be Elected COMEX Governors. A majority of members of the COMEX Governors Committee present, whether or not a quorum exists, may adjourn any meeting to another time or place. Unless specifically provided otherwise in the By-Laws, any action taken by a vote of a majority of the members of the COMEX Governors Committee present at a meeting at which there is a quorum shall be the act of the COMEX Governors Committee.

(G) The five (5) Governors appointed by the NYMEX Board on the COMEX Governors Committee may, by action of the COMEX Governors Committee, be excluded from those portions of meetings of the COMEX Governors Committee during which the COMEX Governors Committee considers actual or potential litigation against NYMEX or COMEX Division Member legal rights vis-à-vis NYMEX.

Section 403A. RESIGNATION, SUSPENSION, REMOVAL AND RECALL OF COMEX GOVERNORS COMMITTEE MEMBERS

(A) Resignation

(1) A member of COMEX Governors Committee may resign at any time by tendering written notice of his resignation to the Chairman, and such resignation, unless specifically contingent upon its acceptance, will be effective as of the date specified in the notice or, if no date is specified, as of the date of the notice, and his office shall be declared vacant.

(2) If a member of the COMEX Governors Committee, other than those serving on the NYMEX Board, has been elected to serve on the governing board of another commodities exchange or any clearing organization affiliated therewith, or of any securities or options exchange, and determines to serve thereon, said COMEX Governors Committee member shall tender his resignation in accordance with subsection (A)(1) of this By-Law immediately following his election unless the COMEX Governors Committee consents to such service. If said COMEX Governors Committee member fails to tender his resignation, he shall be deemed to have resigned from the COMEX Governors Committee and his office declared vacant.

(3) If, by reason of a change in affiliation of a member of the COMEX Governors Committee at any time, or by reason of merger, sale or consolidation of two or more member firms, two or more affiliated persons are serving on the COMEX Governors Committee, at least one such affiliated member shall resign so that there shall be only one member of the COMEX Governors Committee who is an officer, director, employee, partner, or affiliate of a member firm or affiliate. The failure of one such member of the COMEX Governors Committee to resign shall be cause for removal by the COMEX Governors Committee of either member of the COMEX Governors Committee.

(4) In the event any of the five COMEX Governors appointed by the NYMEX Board have resigned from the COMEX Governors Committee and if any of those five positions remain unfilled for a period in excess of 35 days, the Chairman of the COMEX Division may appoint Directors to fill the vacancies on an interim basis until the NYMEX Board appoints a replacement.

(B) Suspension and Removal

(1) In the event of the refusal, failure, neglect or inability of any member of the COMEX Governors Committee, other than those appointed by the NYMEX Board, to discharge his duties, or for any cause adversely affecting the best interests of the Exchange, or if a COMEX Governors Committee member shall absent himself from three successive regular or special meetings of the COMEX Governors Committee and fail to justify such absences to the satisfaction of the COMEX Governors Committee, the COMEX Governors Committee shall have the power to suspend such member upon the affirmative vote of the COMEX Governors Committee, provided that at least a majority of the members of the COMEX Governors Committee are present at the meeting at which such action is taken.

(2) If the COMEX Governors Committee suspends a COMEX Governors Committee member, other than those appointed by the NYMEX Board, a special meeting of members shall be called by the Secretary of the Exchange and convened within sixty (60) days of the suspension to vote on the removal of the suspended COMEX Governors Committee member.

(3) In the event of the refusal, failure, neglect or inability of any member of the COMEX Governors Committee appointed by the NYMEX Board to discharge his duties, or for any cause adversely affecting the best interests of the Exchange, or if a COMEX Governors Committee member appointed by the NYMEX Board shall absent himself from three successive regular or special meetings of the COMEX Governors Committee and fail to justify such absences to the satisfaction of the COMEX Governors Committee, the COMEX Governors Committee shall have the power to remove such member upon the affirmative vote of the COMEX Governors Committee, provided that at least a majority of the members of the COMEX Governors Committee are present at the meeting at which such action is taken. Removal pursuant to this Section 403A(B)(3) shall not be effective until the successor for such member of the COMEX Governors Committee is appointed and qualified. At the request of the Chairman of the COMEX Governors Committee, the Chairman of the Board of Directors shall appoint such successor to replace any member of the COMEX Governors Committee removed under this provision. Any such appointment shall be made and become effective on the earlier of ten (10) days following the request and a date for a meeting of the COMEX Governors Committee specified at the time of the request by the Chairman of the COMEX Governors Committee. Notwithstanding any provision above, in the event that the Chairman of the Board of Directors fails to make an appointment within such time period, the removal shall be deemed effective 10 days after the request by the Chairman of the COMEX Governors Committee.

(C) Recall

(1) Within forty-five (45) days of presentation to the Secretary of a written petition signed by at least twenty-five percent (25%) of the COMEX Division Members, or, within sixty (60) days of the suspension of a COMEX Governors Committee member, a recall election shall be conducted to determine whether a COMEX Governors Committee member, other than those appointed by the NYMEX Board, shall remain in office. Recall of said COMEX Governors Committee member shall require the affirmative vote of sixty percent (60%) of the votes cast by the members of the COMEX Division voting at the election.

(2) No member of the COMEX Governors Committee shall be subject to recall within six (6) months of assuming office or to more than one recall election in any twelve (12) month period.

(3) In the event that a COMEX Governors Committee member is recalled, the vacant COMEX Governors Committee membership shall be filled at the next regular COMEX Governors Committee meeting in accordance with Section 405A of the By-Laws.

(D) For purposes of this By-Law and Section 360 of these By-Laws the Chairman of the COMEX Governors Committee shall be treated in the same manner as all other members of the COMEX Governors Committee.

Section 404A. TENURE OF OFFICE OF COMEX GOVERNORS COMMITTEE MEMBERS

(A) Chairman of the COMEX Governors Committee. The Chairman of the COMEX Governors Committee shall serve a term in office of two (2) years after election by the COMEX Division membership-at-large.

(B) COMEX Governors Committee Members. The members of the COMEX Governors Committee (other than the Chairman and those members who are appointed by the NYMEX Board) each shall serve a term in office of three (3) years after election by the membership-at-large; provided, that immediately after the 2007 Annual Meeting, the members of the COMEX Governors Committee elected from the membership-at-large shall be divided into three groups of two, with different expiring terms based on the number of votes they received. The terms of the two at-large Elected Governors who receive the most votes shall expire in 2010; the terms of the two at-large Elected Governors who receive the next greatest amount of votes shall expire in 2009; and the terms of the two at-large Elected Governors who receive the least amount of votes shall expire in 2008.

Section 405A. VACANCIES

(A) Vacancies shall be filled as follows:

(1) Vacancies on the COMEX Governors Committee. If any of the seven Elected COMEX Governors are unable to serve their full term, the remaining Elected COMEX Governors will appoint a replacement to serve until the next election. Such designee shall serve on the COMEX Governors Committee until the next annual meeting of members at which time a successor shall be elected to fill the unexpired term, if any.

(2) Vacancies of Member Officers.

(a) In the event of a vacancy in the office of the Chairman of the COMEX Governors Committee, the COMEX Governors Committee shall designate, from among the remaining Elected COMEX Governors, an individual to serve as the Chairman until the next annual meeting of members, at which time a successor shall be elected by the COMEX Division membership-at-large to fill a new, two-year term of office.

(b) In the event of a vacancy in the office of the Vice Chairman of the COMEX Governors Committee, the COMEX Governors Committee shall designate, from among the remaining Elected COMEX Governors, an individual to serve as the Vice Chairman for the unexpired term

(B) In the event any vacancy of a NYMEX-appointed Governor on the COMEX Governors Committee described in paragraph (A)(1) or (2) of this Section remains unfilled for a period of 45 days, the Board shall have the right to designate an individual to fill such vacancy.

Section 406A. CHAIRMAN OF THE COMEX GOVERNORS COMMITTEE

The Chairman of the COMEX Governors Committee shall preside at all meetings of COMEX Division Members and of the COMEX Governors Committee. He shall communicate to the COMEX Governors Committee, such matters and make such suggestions as may, in his opinion, tend to promote the prosperity and welfare and increase the usefulness of the COMEX Division. He shall perform such other duties as are necessary and incident to the Office of the Chairman of the COMEX Governors Committee. The Chairman and the Vice Chairman of the COMEX Governors Committee shall each be a COMEX Division Member who does not lease or license his membership.

Section 407A. VICE CHAIRMAN OF THE COMEX GOVERNORS COMMITTEE

In the event of the temporary absence or inability to act of the Chairman of the COMEX Governors Committee, the Vice Chairman of the COMEX Governors Committee shall assume all of the functions and powers and shall discharge all of the duties of the Chairman of the COMEX Governors Committee.

Section 408A. [RESERVED]

Section 409A. ANNUAL ELECTIONS

At the annual meeting of COMEX Division Members convened pursuant to Section 201 of these By-Laws, elections shall be held to fill expiring terms of the seven Elected COMEX Governors and unexpired terms of vacancies, if any, which have been filled in accordance with Section 405A of these By-Laws. The election of the Chairman of the COMEX Governors Committee shall be held every two years at the annual meeting of COMEX Division Members, except as otherwise required pursuant to Section 405A of these By-Laws in the event of a vacancy in the office of the Chairman of the COMEX Governors Committee.

The members of the COMEX Governors Committee elected at the annual meeting shall enter into their duties at the annual meeting of the COMEX Governors Committee, and shall hold office until their successors are elected and qualify.

Section 410A. INSPECTORS OF ELECTION

Each election shall be supervised by three Inspectors of Election, who shall be appointed by the Chairman of the COMEX Governors Committee and none of whom shall be members of the COMEX Governors Committee.

Promptly after voting for members of the COMEX Governors Committee has been completed, the Inspectors of Election shall prepare, and subscribe to, three statements, setting forth in detail the result of the annual election, one of which shall be posted upon the Bulletin Board, one of which shall be submitted to the COMEX Governors Committee and one of which shall be submitted to the Board.

Section 411A. [RESERVED]

Section 412A. COMEX GOVERNORS COMMITTEE RULES

The COMEX Governors Committee may recommend to the Board of Directors the adoption, alteration or amendment of any rule that pertains to matters affecting COMEX Division Members.

Sections 413A-415A. [RESERVED]

Section 416A. PETITIONS FOR ELECTION TO THE COMEX GOVERNORS COMMITTEE

(A) Nominations for the COMEX Division representatives on the COMEX Governors Committee, including the Chairman, shall be made by petition signed by no fewer than 40 COMEX Division Members in good standing. All nominating petitions shall be filed with the Secretary on or before the 35th day prior to the annual meeting.

(B) A member serving on the COMEX Governors Committee, whose term does not expire at the time of the annual election, may stand for election as the Chairman of the COMEX Governors Committee.

Section 417A. APPLICABILITY OF RULES

The rules applicable to the COMEX Division shall be those rules in effect on August 3, 1994 as amended from time to time subject to the terms and the provisions of the By-Laws.

ARTICLE 5

AMENDMENTS TO BY-LAWS AND RULES

Section 500. AMENDMENT OF BY-LAWS

(A) Subject to Section 205 and paragraph (B) of this Section 500, any By-Law may be adopted, amended or deleted by the Board by a vote of two-thirds of the entire Board. The proposed By-Laws, amendment, or deletion shall be adopted by the affirmative vote of the NYMEX Member. Notice of the proposed By-Law, amendment or deletion must be given in accordance with By-Law Section 203 and shall specifically set forth the entire By-Law, amendment, or deletion proposed.

(B) The following By-Law provisions may only be amended upon the 66 2/3% vote of the 772 COMEX Division Members voting in person or by proxy at a member meeting:

(1) Sections 100(B), 157(A) – (G) and (I), 158, 205 (D), 360 (to the extent the rights of the COMEX Governors Committee and/or members of any COMEX committee are reduced or eliminated), 400A, 402A(F) and (G), 500(B), 501, and 505.

(C) Notwithstanding anything to the contrary in these By-Laws, nothing in this Article 5 shall prohibit the Board from calling a special meeting of the COMEX Division Members as set forth in Section 205(D)(ii).

Section 501. RULES

Any Rule adopted by the Board in accordance with these By-laws shall be consistent with these By-laws and shall not contravene any of the provisions contained therein.

Section 502. AMENDMENTS AFFECTING EXISTING CONTRACTS

Unless provided to the contrary in the By-Laws or Rules in the resolution adopting an amendment or deletion of the By-Laws or Rules, any amendment or deletion of the By-Laws or Rules that relate to products traded on the COMEX Division shall be binding on contracts entered into before and after such amendment or deletion. Unless provided to the contrary in a resolution adopting an amendment, any amendment or deletion that affects the amount of money to be paid, or grade, quality or quantity of merchandise to be received, under any contract shall be effective only with respect to the delivery month immediately following the last delivery month in which there is an open position on the date such amendment or deletion becomes effective.

Section 503. EFFECTIVE DATE OF AMENDMENTS

All By-Laws and amendments thereto are effective and binding on Members and shall govern all matters to which they are applicable ten days following receipt of prior approval from the Commission or following receipt of notification that such prior approval is unnecessary, or, at such date as is fixed by the Board but shall not be retroactive (except as may be permitted under Articles 7 and 8).

Section 504. TECHNICAL AMENDMENTS

The Board, by majority vote at any meeting, may change the numbers and captions of the By-Laws or amend the By-Laws to correct cross references to By-Laws, statutes, regulations, to correct typographical errors or similar matters. The Board may make such changes effective immediately.

Section 505. MERGERS, SALE OF ASSETS, ETC.

NYMEX may enter into or effect any transaction involving the merger or consolidation of NYMEX, the NYMEX Division or the COMEX Division with or into another entity, the sale, transfer or lease of all or substantially all of the assets of NYMEX, the NYMEX Division or the COMEX Division or its successor to another entity or the sale, transfer or lease of the COMEX Division or the NYMEX Division or any similar transaction; provided, however, (i) subject to By-law Section 157(E), the surviving or acquiring entity agrees to provide all of the rights and protections to the COMEX Division Members that are contained in these By-laws (to the extent that such rights have not expired in accordance with their terms); (ii) NYMEX or the surviving or acquiring entity in any sale, transfer or lease of the COMEX Division guarantees that it will provide a physical space to the COMEX Division Members in which to trade open outcry products, which is located in the New York City metropolitan area, and which is equivalent in size and all other material respects to the COMEX Division Members’ existing floor space at the time of such sale, transfer or lease, subject to By-Law Section 158(B); and (iii) if such transaction occurs prior to [FIVE YEARS FROM CLOSING], NYMEX and the NYMEX Division are transferred together, and simultaneously, with the COMEX Division.

ARTICLE 6

CLEARING DEPARTMENT

Section 600. PURPOSE

All contracts made in accordance with the By-Laws of the COMEX Division shall be cleared through the Clearing Department or another clearing facility designated by the Board.

Section 601. QUALIFICATIONS

The Clearing Department or a facility designated by the Board shall prescribe the qualifications of its own members. No person shall be eligible to clear COMEX Division contracts who is not a Member or Member Firm.

Section 602. PRINCIPLE OF SUBSTITUTION

When a contract is cleared through the Clearing Department, the Clearing Department shall be deemed substituted as Seller to the Buyer, and as Buyer to the Seller, and thereupon shall have all the rights and be subject to all the liabilities of the Buyer and Seller with respect to such contract.

ARTICLE 7

EMERGENCIES

Section 700. DEFINITIONS

As used in this Article 7 of the By-Laws:

(A) The term “emergency” means any occurrence, circumstance or event as defined by the Commission in accordance with the applicable provisions of the Act which in the opinion of the Board requires immediate action and threatens or may threaten such things as the fair and orderly trading or liquidation of any commodity futures or options contract, traded on the COMEX Division. Occurrences, circumstances or events which the Board may deem emergencies are limited to:

(1) any manipulative activity or attempted manipulative activity;

(2) any actual, attempted or threatened corner, squeeze, congestion or undue concentration of positions;

(3) any circumstance or circumstances that may materially affect the ability to satisfy the obligations arising under futures or options contracts traded on the COMEX Division;

(4) any action taken by or against the government of the United States, any foreign government, any state or local government, or by any other exchange, any board of trade or trade association, whether foreign or domestic, which action may have a direct impact on trading on the COMEX Division;

(5) any circumstance that may have a severe, adverse effect on the physical functions of the COMEX Division including, for example, fires or other casualties, bomb threats, substantial inclement weather, power failures, communication or transportation breakdowns, computer system breakdowns, screen-based trading system breakdowns and malfunctions of plumbing, heating, ventilation and air conditioning systems;

(6) the bankruptcy or insolvency of any Member or Member Firm or the imposition or service of any lien, attachment, execution or other levy or an injunction or other restraint against a Member or Member Firm or their assets by any governmental agency, court, arbitrator or judgment creditor which event may affect the ability of the Member or Member Firm to perform on its contracts or otherwise to engage in business;

(7) the occurrence of a “Reportable Emergency Event” or “Financial Emergency” with respect to a Member or Member Firm, as defined in Section 850(C) or (D) of the By-Laws;

(8) any circumstance in which it appears, in the judgment of the Board, that a Member or Member Firm: (i) has failed to perform on its futures or options contracts, or (ii) is insolvent or is in such financial or operational condition or is conducting its business in such a manner that such Member or Member Firm cannot be allowed to continue its business without jeopardizing the safety of customer funds, of any Members or of the COMEX Division; or,

(9) any other unusual, unforeseeable and adverse circumstance with respect to which it is not practicable for the Exchange to submit, in timely fashion, a rule to the Commission for prior review.

(B) The term “two-thirds vote of the Board” means the affirmative vote of members of the Board constituting two-thirds of the Board, either (i) physically present and voting at any meeting at which a quorum of the Board is physically in attendance or (ii) voting in any manner other than at a meeting at which a quorum is physically in attendance as permitted by applicable state corporation law.

(C) The term “physical emergency” means, in addition to those events which are set forth at sub-paragraph (A)(5) of this By-Law 700, any computer malfunction, backlog or delay in clearing trades or in processing any documents relating to clearing trades, any floor occurrences which threaten an orderly market, or any similar events.

(D) The term “temporary emergency rule” means a rule or resolution adopted, under this Article 7 of the By-Laws, to meet an emergency.

Section 701. EMERGENCY ACTION

(A) In the event of an emergency, the COMEX Division, by two-thirds vote of the Board and subject to the applicable provisions of the Commodity Exchange Act, and to the applicable rules and regulations promulgated thereunder, may adopt and place into immediate effect a temporary emergency rule.

(B) A temporary emergency rule, including any modification thereof, may not extend beyond the duration of the emergency as determined by the Board. However, in no event shall such a temporary emergency rule, or any modification thereof, extend for more than ninety (90) days after the temporary emergency rule is placed in effect.

(C) Any temporary emergency rule may provide for, or may authorize the Board to undertake actions which, in the sole discretion of the Board or of any Committee, are necessary or appropriate to meet the emergency including, but not limited to, such actions as:

(1) limiting trading to liquidation only, in whole or in part, or limiting trading to liquidation only except for new transactions in futures or options contracts by parties who have the commodity to deliver pursuant to such sales;

(2) extending or shortening the expiration date for trading in futures or options contracts;

(3) extending the time of delivery under futures contracts or expiration of futures or options contracts;

(4) changing delivery points, the manner of delivery or the means of delivery;

(5) modifying price limits;

(6) modifying circuit breakers;

(7) ordering the liquidation of futures and/or options contracts, the fixing of a settlement price or the reduction of positions held by or for any or all Members, Member Firms or customers;

(8) ordering the transfer of futures and/or options contracts and the money, securities and property securing such contracts held by or on behalf of customers by a Member or Member Firm to another Member or Member Firm or to other Members or Member Firms willing or obligated to assume such contracts;

(9) extending, limiting or changing hours of trading;

(10) suspending trading; and

(11) modifying or suspending any provision of rules of the contract market, including any contract market prohibition against dual trading.

Section 702. ACTION BY BOARD

(A) In an emergency, or to determine whether an emergency exists a meeting of the Board may be convened without notice.

(B) In the event of an emergency where a quorum of the Board is unavailable, all trading on the Exchange may be suspended by an affirmative vote of two-thirds of the members of the Board present. In the event of an emergency in which no other Director is present, the Chairman, or in his absence, the Vice Chairman, or in their absences any one Director present, or in their absences, the President, or in all their absences, the Executive Vice President, or in all their absences, any Vice President, may order suspension of trading for such period as in their or his judgment is necessary.

(C) Any action taken pursuant to this By-Law Section 702 shall be subject to review and modification by the Board.

Section 703. PHYSICAL EMERGENCIES

(A) In the event that the physical functioning of the COMEX Division is, or is threatened to be, severely and adversely affected by a physical emergency, the Chairman, or in his absence the Vice Chairman, or in their absences the President, or in all their absences the Executive Vice President, or in his absence any Senior Vice President, or in their absences any member of the Executive Committee or in their absences any Board Member present, or in all their absences any Vice President, may take any action which in his opinion, is necessary or appropriate to deal with the physical emergency. Such action may include, but is not limited to, the suspension of trading in any or all contracts, a delay in the opening of trading in any or all contracts, the extension of trading in the time of trading in any or all futures and options contracts or the extension of trading in the last day of trading in any or all futures and options contracts.

(B) No action taken under this By-Law Section 703 shall continue in effect for more than five (5) days unless an extension of time has been granted by the Commission in accordance with the applicable provisions of the Act. Any action taken under this By-Law Section 703 shall be subject to review and to modification by the Board.

(C) The officials designated in By-Law Section 703(A) may order the removal of any restriction imposed under this By-Law Section 703 if, in their judgment, the physical emergency has abated sufficiently to permit the physical functioning of the COMEX Division to continue in an orderly manner absent such restriction.

ARTICLE 8

DISCIPLINARY AND SUMMARY PROCEEDINGS

Section 800. MEMBERS SUBJECT TO DISCIPLINARY PROCEEDINGS

(A) The Exchange may impose fines, penalties and other sanctions on Members, Member Firms and employees of Members and Member Firms that violate the By-Laws or Rules of the COMEX Division or any resolution or order of the Board or Committee of the COMEX Division.

(B) In this Article 8 of the By-Laws and in the Rules relating to Disciplinary Proceedings, the term “Rule” means the By-Laws or rules of the Exchange or any resolution or order of the Board or Committee of the Exchange.

(C) A Member is responsible for the acts of his employees and any Member Firm upon which the Member has conferred privileges. A Member Firm is responsible for the acts of its partners, its directors, its officers and its employees.

Section 801. DISCIPLINARY PROCEEDINGS

The Board shall adopt rules establishing procedures whereby Members, Member Firms and employees of Members and Member Firms may be subjected to fines, penalties and other sanctions for violations by the By-Laws and Rules.

Section 802. FAILURE TO PAY FINE

(A) If a Member or Member Firm defaults in the payment of any fine on the date due and such default remains uncured for 30 days after notice of such default is given, such Member or Member Firm shall be suspended automatically without further action of the COMEX Division, and shall remain suspended until such fine is paid in full and the Member or Member Firm is reinstated as provided in By-Law Section 862.

(B) If such Member or Member Firm is suspended as provided in By-Law 802(A) and continues in default of the payment of any fine for a period of forty-five (45) days, the Member or Member Firm shall be expelled automatically, unless the Board in its sole discretion determines otherwise, and without further notice by the COMEX Division and the membership of such Member or by which such Member Firm is conferred privileges shall be sold and the proceeds for such sale paid and applied as provided in By-Law Section 861.

(C) If an employee of a Member or of a Member Firm defaults in the payment of any fine, the Member or Member Firm shall be responsible for its full and complete payment. A failure of the Member or Member Firm to pay such a fine shall result in the suspension or expulsion of such Member or Member Firm as set forth in this By-Law Section 802.

Sections 803-849. [RESERVED]

Section 850. DEFINITIONS

As used in By-Law Sections 850 through 863, the following terms have the meanings set forth in this By-Law Section 850:

(A) the term “Claimant” means a person who has filed a Notice of Claim;

(B) the term “Notice of Claim” means a notice of claim against the proceeds of a sale of a membership;

(C) the term “Reportable Emergency Event” shall mean, with respect to any Member:

(1) the filing of a petition, answer or other document, or the taking of any other action, by such Member with respect to itself or against such Member, seeking: liquidation, reorganization or other relief from creditors under the provisions of the Bankruptcy Code of the United States (11 U.S.C. Section 101 et seq.), as it may be amended, or under the provisions of any other state or federal law for the relief of insolvent debtors;

(2) the dissolution of such Member;

(3) the insolvency (as defined by any applicable state or federal statute) of such Member;

(4) the failure of such Member to meet any applicable financial requirements of the COMEX Division, any self-regulatory organization or any state or federal regulatory agency;

(5) the failure of such Member to meet, when due, any margin call issued by the Clearing Department or any other clearing organization designated by the Exchange, any clearing organization of any other exchange, or any person;

(6) the failure or inability of such Member to comply with any of his contracts or the default by such Member under any commodity contracts on the Exchange; or

(7) the imposition or service of any lien, attachment, execution or other levy or any injunction or other restraint against such Member or Member Firm or their assets by any court, government agency, arbitrator or judgment creditor which injunction or restraint may affect the ability of such Member to perform his contracts or otherwise to engage in business.

(D) the term “Financial Emergency” means, with respect to any Member, any situation in which, in the sole discretion of the Executive Committee, the financial condition of such Member is not adequate for such Member to meet his financial obligations or otherwise to engage in business; or, is such that it would not be in the best interests of the Exchange for such Member to continue in business; and

(E) the term “Member” includes, as applicable, Members, and Member Firms and employees of Members and of Member Firms.

Section 851. DUTY TO REPORT EMERGENCY EVENT

If a Reportable Emergency Event occurs with respect to any Member, such Member shall advise the Exchange of the occurrence of the Reportable Emergency Event by the fastest available means of communication and shall also immediately deliver to the Exchange by the fastest available means, a written notice. Such notice shall specify:

(1) the nature of the Reportable Emergency Event;

(2) the date and time of occurrence;

(3) whether such Member consents to a summary suspension pursuant to this Article and, if so, whether such Member waives a hearing with respect thereto; and,

(4) whether such Member consents to a suspension which includes a prohibition against employment by another Member as a floor employee.

Section 852. SUMMARY SUSPENSION; ACTION BY THE PRESIDENT

If a Member consents to a summary suspension as provided in By-Law Section 851, either orally or in writing, the President shall immediately suspend such Member in accordance with the terms of the consent and notify the Membership of such suspension.

Section 853. SUMMARY SUSPENSION; ACTION OF THE EXECUTIVE COMMITTEE

(A) If at any time the Executive Committee of the Board of Directors determines, in its sole discretion, that there is a substantial question whether a Financial Emergency exists with respect to any Member, or, if at any time, the COMEX Division receives a notice of a Reportable Emergency Event from a Member, the Executive Committee may suspend, or take any other action against, such Member, any Member upon which such Member has conferred member privileges, any Member guaranteed by such Member, or any Member guaranteeing such Member, as it deems appropriate to protect the COMEX Division and its Members. The Executive Committee of the Board of Directors may take such action regardless of whether the Member has advised the COMEX Division as provided in By-Law Section 851, whether such Member has consented to a suspension, or whether such Member has waived a hearing.

(B) Any action taken under the authority of this By-Law Section 853 may be taken without notice or a hearing where the Member waives notice or hearing, or when the Executive Committee or the Board of Directors determines, in its sole discretion, that the furnishing of notice, and an opportunity for a hearing before such action is taken or both is not practicable under the circumstances.

(C) In any case where the Executive Committee of the Board of Directors has taken action against a Member without prior notice or hearing because of impracticability, the COMEX Division shall give promptly to such Member the notice required by By-Law Section 854(B) and an opportunity to be heard.

(D) The powers and duties of the Executive Committee of the Board of Directors under this Article 8, including the obligation to hold a hearing, if requested, may be delegated to a subcommittee of any two or more members of the Executive Committee of the Board of Directors or to any other committee of the Exchange as the Chairman of the Board of Directors may decide in his sole discretion.

Section 854. NOTICE

(A) Any notice to a Member given before action is taken under By-Law Section 853 shall state: (1) the Financial Emergency or other situation which is believed to cause the need for summary action by the Executive Committee of the Board of Directors; and, (2) the date, time and place of the hearing.

(B) Any notice to a Member given after action is taken under By-Law Section 853 shall state: (1) the action taken; (2) a brief summary of the reason for the action; (3) the effective time, date and duration of the action; and, (4) that upon written request by a date certain, a hearing will be held.

Section 855. HEARING DECISION

(A) The Executive Committee of the Board of Directors, or other committee, as provided in By-Law Section 853(D), shall render a decision as provided in this By-Law. The decision shall be final and may not be appealed.

(B) A hearing, if requested, shall be fair and shall be conducted in accordance with procedures adopted by such committee for any hearing before it; but, during such hearing,

(1) the formal rules of evidence shall not apply;

(2) the Compliance Department shall present the case or the charges and penalties which are the subject of the hearing;

(3) the Member shall be permitted to appear personally and shall have the right to be represented by counsel or other person of his choice;

(4) the Member and the Compliance Department shall be entitled to cross-examine any persons appearing as witnesses at the hearing;

(5) the Member may call witnesses and present such evidence as may be relevant to the charges;

(6) the committee shall be the sole judge of the relevancy of such evidence;

(7) the Exchange shall require persons who are within its jurisdiction and who are called as witnesses to appear and produce evidence or testify and shall make reasonable efforts to secure the presence of all other persons called as witnesses whose testimony would be relevant; and,

(8) the committee may impose a summary penalty upon any person whose actions impede the progress of the hearing.

(C) Promptly following the close of hearings, the Executive Committee of the Board of Directors shall render a decision in writing, based on the weight of the evidence. The decision shall include:

(1) a description of, and the reasons for, the summary action;

(2) a brief summary of the evidence produced at the hearing;

(3) findings and conclusions;

(4) where action has already been taken under By-Law Section 853, a determination that such action be affirmed, modified or reversed; and,

(5) a description of any final action taken by the Executive Committee of the Board of Directors, its effective date and duration.

Section 856. OBLIGATIONS OF INSOLVENT MEMBERS

A Member who is insolvent shall provide to the President, within thirty (30) days of his insolvency and in addition to the Notice provided for in By-Law Section 851, a statement of his business affairs as they existed at the time of his insolvency.

Section 857. CREDITORS OF INSOLVENT MEMBERS

(A) Unless the Executive Committee of the Board of Directors shall direct otherwise, all futures and options contracts traded on the Exchange, made with or carried for a Member suspended under this Article 8 of the By-Laws shall be liquidated by the party carrying the contracts. Such liquidation shall take place in the open market. If such contracts cannot be liquidated due to the closing of the Exchange for any reason, such contracts shall be liquidated on the next day on which the Exchange is open. The period within which such contracts must be liquidated shall not include any period during which the provisions of the Rules limiting price fluctuations would prevent such liquidations.

(B) Within ten (10) days of the announcement of suspension of a Member, any Member who has a claim against such suspended Member shall deliver to the President a Notice of Claim which details all contracts liquidated under this By-Law Section 857 and the net debit or credit balance resulting therefrom and which details any other claims which such Member may have against the suspended Member.

(C) Failure to file a Notice of Claim within such period shall bar such Member from participating in any proceeds which result from any sale of the membership of the suspended Member.

Section 858. ESTABLISHMENT OF VALID CLAIMS

(A) The President shall furnish the suspended Member and all Members who have filed Notices of Claim as required by By-Law Section 857 with copies of all Notices of Claim filed under By-Law Section 857 and the sworn statement of the suspended Member filed under By-Law Section 856. The President shall also specify a date not more than ten (10) business days from the date on which such Notices of Claim are furnished to such Members by which the suspended Member or any claimant Member may file an objection to any claim.

(B) If a suspended Member or any claimant Member fails to file an objection to a claim before the date set by the President, that Member shall have waived all rights to object to such claim or claims.

(C) In the event that any claim is disputed, the validity of such claim shall be determined by arbitration in accordance with the Rules. The arbitration shall proceed as if the objecting Member has filed a Demand for Arbitration. The objecting Member shall pay the fee prescribed in the Rules. The arbitrators shall determine whether and to what extent such claim is valid, and, in accordance therewith whether and to what extent a claimant is entitled to participate in the proceeds of a sale of the membership of such suspended Member pursuant to Section 861. (Section 858 Adopted 08/03/94)

Section 859. EXPELLED MEMBER

All memberships held by a Member who is expelled from the COMEX Division shall be sold and the proceeds paid and applied as provided in By-Law Sections 860 and 861.

Section 860. SALE OF MEMBERSHIP

(A) If within ten (10) business days from the date of the decision of the Arbitration Committee or from the last date established by the President for filing of objections to Notices of Claim, whichever is later, a Member suspended under this Article 8 of the By-Laws does not pay all valid claims, the membership and all other collateral previously delivered or pledged to the Exchange or the COMEX Division (including, without limitationm shares of capital stock of NYMEX Holdings) of the suspended Member shall be sold in accordance with this By-Law Section 860 and the proceeds of the sale of such membership shall be distributed in accordance with By-Law Section 861.

(B) When a membership is sold pursuant to this By-Law Section 860, written notice of such sale stating the date and time of such sale shall be sent to the Member and the membership ten (10) days prior to such sale.

(C) All sales should be made by the President or his designee on the floor of the COMEX Division to the highest bidder at open outcry but in no event less than the highest bid then posted at the COMEX Division for the transfer of a membership. Any Member may purchase such membership. Any membership so purchased shall be free from and clear of any claims, liens or attachments. Such sale shall be final and binding and not subject to challenge. Payment for the purchase of such membership shall be made to the COMEX Division.

Section 861. DISPOSITION OF PROCEEDS

The proceeds of any sale of a membership and all other collateral previously delivered or pledged to the Exchange or the COMEX Division (including, without limitation, shares of capital stock of NYMEX Holdings) shall be paid and applied in the following order of priority:

(1) first, to the Exchange in full satisfaction of any amounts due to the Exchange including but not limited to, booth fees, office rent, phone charges and outstanding balances (principal and accrued interest) on notes guaranteed pursuant to Rule 2.56 (“Exchange Financed Class A and COMEX Memberships”);

(2) second, pro rata to the payment of such Class A Member’s primary clearing member and secondary clearing members, if any, of all claims filed in accordance with the requirements of Rule 2.51 (“Procedure for Transfer of Membership”) or losses arising from the clearance of trades executed by the guaranteed Class A Member;

(3) third, the remaining balance, if any, pro rata to other Members on allowed claims arising out of transactions in Exchange futures and options contracts and/or any other Exchange business of such Members, pro rata; provided that no partner shall share in the proceeds in the sale of a membership of one of his partners until all claims of other Members have been satisfied in full;

(4) fourth, the remaining balance, if any, to the payment of any claims made by entities or persons who have financed the purchase of the membership provided that documentation regarding such purchase was filed with the Membership Department prior to the financing of such purchase; and

(5) fifth, the balance, if any, to the Member whose membership was sold or to his legal representative, except that, notwithstanding any other provision of the By-Laws or Rules, for purposes of this subsection (5) the term Member shall not include lessees or licensees, but shall mean the beneficial owner of such membership.

Section 862. REINSTATEMENT OF SUSPENDED MEMBER

(A) A Member suspended under By-Laws Section 852, 853 or 855 may apply for reinstatement at any time prior to the sale of his membership.

(B) When a Member applies for reinstatement, he shall deliver to the President a schedule of all of his creditors, a statement of the amounts owed, the nature of the settlement by which claims of a creditor were paid, and such other information as the President may request.

(C) Written notice of the time and place of the meeting of the Board at which the application for reinstatement is to be considered shall be sent to the suspended member and to the other Members not less than five (5) days prior to the meeting.

(D) The vote of a majority of the Board present and voting is required to reinstate the suspended Member. However, where a Member has failed to give timely the notice required by By-Law Section 851, a vote of two-thirds of the entire Board is required to reinstate the suspended Member.

(E) If a Member suspended under this Article 8 of the By-Laws is not reinstated within one (1) year from the date of his suspension, such Member may not be reinstated.

Section 863. DEATH OF A MEMBER

Upon receiving due notice of the death of a Member, the President or his designee shall announce such death to the other Members and shall post a notice of such fact on the floor of the COMEX Division for five (5) days. Any Member holding open futures or options contracts for such deceased Member shall liquidate such open futures or options contracts in accordance with the provisions of By-Law Section 857.

ARTICLE 9

DEFINITIONS

Section 900. SINGULAR NUMBER; GENDER

Unless the context otherwise requires, words importing the singular number include the plural; and words importing the masculine gender include the feminine and neuter gender as appropriate.

Section 901. ACT

The term “Act” shall mean the Commodity Exchange Act Commodity Futures Trading Commission Act of 1974, as may be amended from time to time.

Section 902. AFFILIATE

The term “affiliate” or “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

Section 903. BOARD

The term “Board” or “Board of Directors” shall mean the Board of Directors of Commodity Exchange, Inc.

Section 904. BUSINESS DAY

The term “business day” shall mean any day on which the Exchange is open for trading.

Section 905. BUYER AND SELLER

For the purpose of these By-Laws, the terms “Buyer” and “Seller” shall mean the long Clearing Member and the short Clearing Member, respectively.

Section 906. BY-LAWS

The term “By-Laws” shall mean these By-Laws until subsequently amended in accordance with their terms.

Section 907. CLEARING HOUSE

The terms “Clearing Association,” “Clearing House” or “Clearing Department” shall mean the department of the Exchange or any corporation, organization or other entity authorized by the Board to clear any contracts subject to the Rules of the Exchange.

Section 908. COMEX CORE PRODUCT

The term “COMEX Core Product” shall mean gold, silver, copper and Eurotop 100 contracts that were traded on the Commodity Exchange, Inc. immediately prior to August 3, 1994.

Section 909. COMEX OR COMEX DIVISION

The terms “COMEX” or “COMEX Division” shall mean the COMEX Division of the Exchange, which currently shall operate through COMEX, a wholly-owned subsidiary of the Exchange, or in the future may operate as a division of the Exchange.

Section 910. COMEX DIVISION MEMBERS

The term “COMEX Division Members” shall mean Members of the COMEX Division of the Exchange and Member Firms, but shall not, except in Articles 7 and 8 of these By-Laws, include COMEX Option Members or Member Firms upon which membership privileges have been conferred by Option Member(s).

Section 911. COMEX DIVISION MEMBERSHIPS

The term “COMEX Division Memberships” shall mean the those holders of the rights and privileges to trade futures, futures options contracts and similar instruments on the Exchange in accordance with and specifically as set forth in the provisions of these By-Laws and such other rights and privileges as are set forth in the By-Laws.

Section 912. COMEX GOVERNORS COMMITTEE

The term “COMEX Governors Committee” shall mean the committee established in accordance with Article 4A of these By-Laws.

Section 913. COMEX OPTION MEMBERS

The term “COMEX Option Member” shall mean those persons having the rights set forth in Sections 2.60 through 2.67 of the Rules.

Section 914. COMMISSION

The term “Commission” shall mean the Commodity Futures Trading Commission.

Section 915. COMMODITY

The term “commodity” shall mean any or all goods, articles, services, rights and interests in which contracts for future delivery, or options on such contracts, are presently or in the future dealt in, or are subject to the Rules.

Section 916. CUSTOMER

The term “customer” shall mean a person, including another Member, for whom a Member or Member Firm carries an account.

Section 917. DIRECTORS

The term “Directors” shall mean the members of the Board.

Section 918. EFP

The term “EFP” shall mean a transaction commonly referred to as an exchange-for-physicals.

Section 919. ELECTED COMEX GOVERNOR

The term “Elected COMEX Governor” shall have the meaning set forth in Section 400A(B).

Section 920. ELECTRONIC TRADING SYSTEM

The term “Electronic Trading System” shall mean CME Globex®, NYMEX ClearPort Trading or any successor electronic trading system through which NYMEX contracts are traded.

Section 921. EXCHANGE

The term “Exchange” shall mean the New York Mercantile Exchange, a corporation organized and existing under the Delaware General Corporation Law and consisting of the NYMEX Division and the COMEX Division, and any successor thereto.

Section 922. FIRM

The term “Firm” shall mean a corporation, partnership, association or sole proprietorship.

Section 923. FLOOR BROKER

The term “Floor Broker” shall mean any Member, who has been granted floor trading privileges pursuant to the By-Laws and Rules and who, pursuant to said By-Laws and Rules, buys and sells any commodity futures or options contract on the COMEX Division, for any person other than himself.

Section 924. FLOOR MEMBER

The term “Floor Member” shall mean any Member who is either a Floor Broker or a Floor Trader.

Section 925. FLOOR TRADER

The term “Floor Trader” shall mean any Member who has been granted floor trading privileges pursuant to the By-Laws and Rules and who, pursuant to said By-Laws and Rules, buys and sells any commodity futures or options contract on the COMEX Division for his own account.

Section 926. FUTURES CONTRACT

The term “futures contract” shall mean any contract designated by the Board which is traded on or subject to the By-Laws and Rules of the Exchange.

Section 927. FUTURES COMMISSION MERCHANT

The term “futures commission merchant” shall mean a person who is or is required to be registered with the Commission as a futures commission merchant.

Section 928. HOLIDAY

The term “holiday” shall mean any day which the Board may designate as an Exchange holiday on which day the Exchange shall be closed.

Section 929. INITIAL SPECIAL ELECTION

The term “Initial Special Election” shall have the meaning set forth in Section 205A of these By-Laws.

Section 930. MEMBER

The term “Member” shall mean any person or entity with any of the trading privileges on the COMEX Division set forth in By-Law Section 157(A) or under the Rules, including with respect to COMEX Option Members under Sections 2.60 through 2.67 of the Rules.

Section 931. MEMBER FIRM

The term “Member Firm” shall mean any firm upon which membership privileges on the COMEX Division have been conferred by one or more Member(s) of the COMEX Division. The rights and privileges of each Member Firm shall be limited by the scope of the rights and privileges held by its conferring Member(s) and as otherwise limited by the By-Laws or Rules.

Section 932. NON-MEMBER

The term “non-member” shall mean any person who is not a Member of the Exchange.

Section 933. NYMEX

The term “NYMEX” shall mean New York Mercantile Exchange.

Section 934. NYMEX CORE PRODUCTS

The term “NYMEX Core Products” shall mean NYMEX’s Light Sweet Crude Oil, Natural Gas, N.Y. Harbor Unleaded Gasoline, N.Y. Harbor RBOB Gasoline and N.Y. Harbor Heating Oil futures contracts, whether physically-delivered or cash-settled.

Section 935. NYMEX DIVISION

The term “NYMEX Division” shall mean the NYMEX Division of the Exchange.

Section 936. NYMEX DIVISION CLASS A MEMBER

The term “NYMEX Division Regular Member” shall mean those members of NYMEX holding a Class A membership.

Section 937. NYMEX HOLDINGS

The term “NYMEX Holdings” shall mean NYMEX Holdings, Inc., a Delaware corporation, and any successor thereto.

Section 938. NYMEX MEMBERSHIP

The term “NYMEX Membership” shall mean the membership in COMEX that is owned by NYMEX.

Section 939. OPTIONS CONTRACT

The term “Options Contract” shall mean any transaction or agreement in interstate commerce which is or is held out to be of the character of, or is commonly known to the trade as, an “option,” “privilege,” “indemnity,” “bid,” “offer,” “put,” “advance guaranty,” or “decline guaranty,” and which is subject to Regulation under the Commodity Exchange Act.

Section 940. PERSON

The term “person” shall mean an individual or firm.

Section 941. PRESIDENT

The term “President” shall mean the President of the COMEX Division or his authorized representative.

Section 942. PROPRIETARY

The term “Proprietary” shall mean, with respect to any Member, trading on or through the facilities of the Exchange for the Member’s own account.

Section 943. PUBLIC OR INDEPENDENT DIRECTOR

The term “Public or Independent Director” shall mean individuals who are not Members or employees of the Exchange and who qualify and serve in accordance with the certificate of incorporation of NYMEX Holdings.

Section 944. RULES

The term “Rules” shall mean the COMEX Rules as may be amended from time-to-time subject to Section 501.

Section 945. TRADE

The term “trade” shall mean any purchase or sale of any contract made in accordance with COMEX Division By-Laws or Rules.

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